UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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AXALTA COATING SYSTEMS LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2020 Annual General Meeting
of Members and Proxy Statement

Axalta Coating Systems Ltd.

Wednesday, April 29, 2020 at 2:15 p.m., local time
Convene, 2001 Market Street, 2nd Floor, Philadelphia, PA 19103

Axalta Coating Systems Ltd.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103 March 20, 2020

“In 2020, we will continue to focus on profitability and cash generation, improving operating execution, and increasing accountability across the company, while delivering on our four strategic imperatives: people, innovation, growth and performance.”

Dear Fellow Shareholder:

Axalta performed well against its 2019 goals, while continuing to focus on being the preferred coatings partner for customers seeking the most innovative products and services delivered by the most talented team in the coatings industry. Our overall financial results for the year reflected strong execution by our team despite ongoing headwinds from inflation, foreign exchange and uneven macroeconomic conditions. Our company continues to demonstrate the core strength and resiliency of our businesses, even in challenging market conditions.

In 2019, we introduced over 250 new products across Axalta, beating our target for the fourth year in a row. This included the launch of new value-focused clear coats and primers and the extended launch of our new waterborne sealer technology for use with our premium basecoat system. As we look toward advancement in future technologies in coatings, we are working on advanced modeling techniques to design next-generation core coatings technology, continuing to push the envelope on color development and designing coatings related to the adoption of driver assisted and fully autonomous vehicles.

In 2020, we will continue to focus on profitability and cash generation, improving operating execution, and increasing accountability across the company, while delivering on our four strategic imperatives: people, innovation, growth and performance.

You are cordially invited to learn more about Axalta at our 2020 Annual General Meeting of Members to be held on Wednesday, April 29, 2020 at 2:15 p.m., local time, at Convene, 2001 Market Street, 2nd Floor, Philadelphia, PA 19103.

You will find information regarding the matters to be voted upon in the attached Notice of the 2020 Annual General Meeting and Proxy Statement. We are sending our shareholders, referred to as “members” under Bermuda law, a notice regarding the availability of this Proxy Statement, our 2019 Annual Report to Members and other proxy materials via the Internet. This electronic process gives you fast, convenient access to the materials and reduces the impact on the environment and our printing and mailing costs. You may request a paper copy of these materials using one of the methods described in the Notice.

Whether or not you attend in person, it is important that your common shares be represented and voted at the Annual General Meeting. Please follow the voting instructions provided in the Notice of Internet Availability of Proxy Materials. If you requested printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual General Meeting. You are, of course, welcome to attend the Annual General Meeting and vote in person, even if you have previously returned your proxy card or voted over the Internet or by telephone.

Sincerely,

Mark Garrett Non-Executive Board Chair	Robert W. Bryant Chief Executive Officer and President

AXALTA COATING SYSTEMS LTD.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103

Notice of 2020 Annual General Meeting

Time and Date:	Place*:
2:15 p.m., local time, on Wednesday, April 29, 2020	Convene, 2001 Market Street, 2nd Floor, Philadelphia, PA 19103

Who Can Vote:

Only holders of our common shares at the close of business on March 6, 2020, the record date, will be entitled to receive notice of, and to vote at, the Annual General Meeting.

Annual Report:

Our 2019 Annual Report to Members accompanies but is not part of this Proxy Statement.

Proxy Voting:

Your Vote is Important. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card or voting instruction form will save the Company the expense and extra work of additional solicitation. If you wish to vote by mail, for those receiving printed copies of the proxy materials we have enclosed an envelope, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your option. You may revoke your proxy at any time before it is voted by delivering to the Company a subsequently executed proxy or a written notice of revocation or by voting in person at the Annual General Meeting.

Items of Business:

•	To elect one Class III director for a term ending at the 2021 Annual General Meeting of Members;
•	To appoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2021 Annual General Meeting of Members and to delegate authority to the Board of Directors of the Company, acting through the Audit Committee, to set the terms and remuneration thereof;
•	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and
•	To transact any other business that may properly come before the Annual General Meeting.

Date of Mailing:

A Notice of Internet Availability of Proxy Materials or this Proxy Statement is first being mailed to shareholders on or about March 20, 2020.

BY ORDER OF THE BOARD OF DIRECTORS,

Sincerely,

Brian A. Berube
Senior Vice President, General Counsel & Corporate Secretary
March 20, 2020

*   We are actively monitoring the public health and travel safety concerns relating to the coronavirus (COVID-19) and the advisories or mandates that federal, state and local governments, and related agencies, may issue. In the event it is not possible or advisable to hold the Annual General Meeting as currently planned, we will announce alternative arrangements for the Annual General Meeting as promptly as practicable, which may include switching to a virtual meeting format, or changing the time, date or location of the Annual General Meeting. Any such change will be announced via press release, which will be filed as additional soliciting materials with the Securities and Exchange Commission. As always, we encourage you to vote your common shares prior to the Annual General Meeting.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING OF MEMBERS TO BE HELD ON APRIL 29, 2020:

The Notice of Internet Availability of Proxy Materials, Notice of Annual General Meeting of Members, Proxy Statement and Annual Report are available at www.proxyvote.com.

2020 PROXY STATEMENT	i

PROXY SUMMARY

This proxy statement (the “Proxy Statement”) and accompanying proxy materials are being furnished to the members (referred to herein as “shareholders” or “members”) of Axalta Coating Systems Ltd., a Bermuda exempted company (the “Company” or “Axalta”), in connection with the solicitation of proxies by the board of directors of the Company (the “Board” or the “Board of Directors”) for use at the 2020 Annual General Meeting of Members, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of 2020 Annual General Meeting. This summary highlights information contained elsewhere in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. For more complete information about these topics, please review the Company’s complete Proxy Statement and Annual Report on Form 10-K. Please also see the Questions and Answers section beginning on page 69 for important information about proxy materials, voting, the Annual Meeting, Company documents and communications.

2020 Annual General Meeting
Date:	Wednesday, April 29, 2020	Place:	Convene,
Time:	2:15 p.m., local time		2001 Market Street, 2nd Floor,
Record Date:	March 6, 2020		Philadelphia, PA 19103
Proposals			Board Recommendation
1	Election of one Class III director to serve until the 2021 Annual General Meeting of Members		FOR ☑

	•	The Class III nominee brings significant experience and skills relevant to the leadership of the Board and the Company.

	•	All of our non-employee directors are independent, including the Class III nominee, who serves as our non-executive Board Chair.

See pages 6-13 for more information

2
Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2021 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration
FOR ☑

	•	Independent firm.

	•	Significant industry and financial reporting experience.

See pages 28-29 for more information

3	Non-binding advisory vote to approve the compensation paid to our named executive officers		FOR ☑

	•	Strong alignment of executive pay with Company performance.

	•	Oversight of program by fully independent Compensation Committee with assistance of independent compensation consultant.

See page 32 for more information

2020 PROXY STATEMENT	1

PROXY SUMMARY

Our Board of Directors

Name	Age	Occupation	Standing Committees or Leadership Roles		Other Public Company Boards
Class III Director Nominee
Mark Garrett	57	Chief Executive Officer of Marquard & Bahls	•	Non-executive Board Chair	1
			•	Audit
			•	Environment, Health, Safety & Sustainability

Class I and Class II Directors Continuing in Office
Robert W. Bryant	51	Chief Executive Officer and President of Axalta			0

Robert M. McLaughlin	62	Retired financial executive	•	Audit (Chair)	1
			•	Compensation

Samuel L. Smolik	67	Retired operations executive	•	Environment, Health, Safety & Sustainability (Chair)	0
			•	Nominating & Corporate Governance
Deborah J. Kissire	62	Retired accounting firm partner	•	Compensation	2
			•	Nominating & Corporate Governance (Chair)

Elizabeth C. Lempres	59	Retired consulting firm partner	•	Compensation (Chair)	2
			•	Nominating & Corporate Governance

William M. Cook	66	Retired chief executive officer	•	Audit	2
			•	Environment, Health, Safety & Sustainability

2	AXALTA COATING SYSTEMS

PROXY SUMMARY

2019 Financial and Operating Highlights

Axalta accomplished a great deal in 2019 in the face of several headwinds. Notably:

•	Income from operations was $488 million for 2019 and Adjusted EBIT(1) was $706 million, representing increases of 10.4% and 4.7% versus 2018, respectively, driven principally by improved overall price and product mix in the period despite incremental foreign exchange headwinds and continued raw material input inflation.
•	Strong cash flow from operations of $573 million for 2019 and free cash flow(1) of $475 million. We returned $105 million to shareholders through share repurchases in 2019; in addition we reduced net leverage from 3.4x at the end of 2018 to 3.0x at 2019 year end.
•	Net sales were $4,482 million, down 4.6% versus 2018, driven by volume decline, foreign currency and divestiture-related impacts. Volume pressure was notably offset by 3.2% in price and product mix contribution. Organic net sales before foreign exchange and divestiture-related impacts were down only 0.5% for the year.

•	Incremental global pricing actions and productivity gains enabled Axalta to increase margins despite input cost inflation and a slowdown in global automotive and industrial production.
•	Our Refinish business remains a global leader and continued to gain share in 2019. Net sales growth in the business was driven by strong price and product mix improvement. Our Industrial business performed well against a challenging backdrop, benefiting from significant investment in innovation and marketing support in recent years despite a divestiture-related headwind. Also, our Transportation Coatings segment responded well to challenging market conditions.
•	Operational highlights include a strong safety record that included top decile performance within the coatings

2020 PROXY STATEMENT	3

PROXY SUMMARY

industry on total recordable safety incidents, as well as ongoing progress in lowering overall inventory levels as we focused on working capital performance.

•	We continued our leading commitment to investment in research & development and introduced over 250 new products across Axalta in 2019, beating our target for the fourth year in a row.
(1)	Adjusted EBIT and free cash flow are not measures of performance under U.S. generally accepted accounting principles ("GAAP"). Please see Appendix A for reconciliations to the most comparable GAAP financial measures.

Corporate Governance Highlights

We recognize that strong corporate governance contributes to long-term shareholder value. We are committed to strong governance practices, including those described below:

•	Board Independence – six of our seven directors are non-employee directors and are independent under New York Stock Exchange (“NYSE”) listing standards. Our current Chief Executive Officer is the only non-independent member of our Board. In addition, the non-executive Board Chair and all members of each of the Board’s standing committees are independent.
•	Board Diversity – our directors are committed to bringing a diverse set of perspectives and experiences to the leadership of Axalta; we currently have two female directors serving on the Board and chairing two of the Board’s standing committees.
•	Board Declassification – in 2018, our shareholders approved a Board-sponsored proposal to eliminate our classified board structure over a three-year transition period, such that beginning in 2021 all directors will be elected annually.
•	Independent Directors Meetings – independent directors meet regularly in executive sessions without the presence of management, including Mr. Bryant. These sessions are normally held following or in conjunction with regular Board and committee meetings.
•	Annual Board and Committee Self-Evaluations – each year, the Nominating & Corporate Governance Committee administers self-evaluations of the Board and its standing committees, including an assessment of Board and committee composition.
•	Board Orientation and Training – new directors participate in an extensive orientation program with members of Axalta’s senior management. The Company also provides training to the Board on key governance and management topics on a regular basis by guest speakers and Company experts, as well as various corporate and governance “updates” throughout the year. In addition, Board members have the opportunity to attend outside trainings on topics relevant to their Board responsibilities.

•	Stock Ownership Guidelines for Directors and Executive Officers – the Company has adopted stock ownership guidelines for directors and executive officers. Each of the directors and executive officers satisfies the stock ownership guidelines or is within the grace period provided by the guidelines to achieve compliance.
•	Succession Planning and Diversity – the Company and the Board actively engage in developing a pipeline of internal talent with differing backgrounds and experience to assume key executive positions and increase the diversity of our management. The Board has also reviewed an emergency succession management plan in the event that one of our key executives becomes unable or unwilling to serve.
•	Code of Business Conduct and Ethics – the Company maintains a Code of Business Conduct and Ethics, which was updated in 2019, that applies to all of our employees and directors, including our executive officers and senior financial and accounting officers.
•	Environment, Health, Safety & Sustainability (“EHS&S”) Committee – the Board maintains a standing committee responsible for the Company’s policies, performance, strategy and compliance matters related to the environment, health, safety, human rights and sustainability.
•	Limits on Public Company Board Service – the Board has limits on the number of public company boards and audit committees on which our directors may serve.

4	AXALTA COATING SYSTEMS

PROXY SUMMARY

Executive Compensation Highlights

We maintain several guiding principles with respect to our executive compensation, and review our compensation programs on an ongoing basis to ensure that market and regulatory best practices are considered and addressed, including:

•	Performance-Based Compensation – a significant amount of our executive officers’ compensation is performance-based, including awards of performance-based stock in 2019 tied to our profitability and return on invested capital, with total shareholder return relative to the S&P 500 as a modifying component. The 2019 performance-based stock awards comprise approximately half of the grant date fair value of the 2019 long-term equity awards granted to executive officers.
•	Significant At-Risk Pay – 84% of our Chief Executive Officer’s pay and, on average, 75% of our other named executive officers’ pay was at risk in 2019 (i.e., annual performance-based compensation and long-term equity incentive awards).
•	Incentive Compensation Recoupment Policy – the Company’s “clawback” policy provides that the

Compensation Committee may require reimbursement of incentive compensation awarded to an executive officer if the Company is required to restate its financial results. This policy was amended in 2020 to permit the Compensation Committee to recoup incentive compensation in certain other instances, including as a result of a covered person’s material breach of certain Company policies.

•	Hedging and Pledging Prohibited – the Company’s insider trading policy prohibits our officers, directors and employees from pledging their common shares as collateral or engaging in hedging or short sale transactions in our common shares.
•	Equity Plan Design Features – our equity plan includes minimum 12-month vesting periods (subject to certain exceptions) and prohibitions on liberal share recycling, option repricing and payment of dividends until the related award vests.
•	Double Trigger Vesting Provisions – our equity plan also provides double trigger vesting provisions for long-term equity awards in the event of a change-in-control.

2020 PROXY STATEMENT	5

Proposal 1	Election of one Class III director to serve until the 2021 Annual General Meeting of Members

☑ The Board recommends a vote FOR the director nominee.

• The Class III nominee brings significant skills and experience relevant to the leadership of the Board and the Company.

• All of our non-employee directors are independent, including the Class III nominee, who serves as our non-executive Board Chair.

Our Board of Directors currently consists of seven directors divided into three classes with staggered three-year terms, so that the term of one class expires at each Annual General Meeting of Members. At our Annual General Meeting of Members in 2018 (the “2018 Annual Meeting”), our shareholders approved a Board-sponsored proposal to adopt our Second Amended and Restated Bye-laws (“Bye-laws”) which eliminate our classified board structure over a three-year transition period. In accordance with this transition, the nominee listed below will be proposed for election as a Class III director at the Annual Meeting to serve until the Annual General Meeting of Members in 2021, or until his successor is duly elected or until the earliest of his death, resignation or removal. Information regarding our directors’ professional experience, education, skills, ages and other relevant information (as of March 6, 2020) is set forth below.

The nominee is presently serving as a director of the Company and non-executive Board Chair. The nominee has agreed to stand for reelection. However, if for any reason he shall not be a candidate for election as a director at the Annual Meeting, it is intended that shares represented by the accompanying proxy will be voted for the election of a substitute nominee designated by our Board of Directors, or, alternatively, the Board may determine to leave the vacancy temporarily unfilled.

6	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF ONE CLASS III DIRECTOR

Nominee for Election as a Class III Director with a Term Expiring at the 2021 Annual General Meeting of Members

Mark Garrett

Age: 57

Axalta Board Service

• Tenure: 3 years (June 2016) • Non-Executive Board Chair • Audit Committee • Environment, Health, Safety & Sustainability Committee

Independent

Professional Experience

•	Chief Executive Officer of Marquard & Bahls, a leader in energy supply, trading and logistics
•	Former Chairman of the Executive Board and Chief Executive of Borealis AG, a leading provider of innovative solutions in the fields of polyolefins, base chemicals and fertilizers
•	Former Vice Chairman at Abu Dhabi Polymers Company Ltd. (Borouge ADP), a leading provider of innovative, value-creating plastics solutions, a joint venture between Borealis AG and Abu Dhabi National Oil Company (ADNOC)
•	Former Executive Vice President Water and Paper Treatment, member of the Executive Committee and other positions of increasing responsibility at Ciba Specialty Chemicals

Education

•	Bachelor’s degree in Economics from the University of Melbourne in Australia
•	Graduate Diploma of Applied Information Systems from the Royal Melbourne Institute of Technology

Relevant Skills

•	Extensive experience in the management of multinational public and private companies
•	Deep knowledge of the chemicals industry as well as European and global markets

Other

•	Member of the Board of Directors of Umicore (EBR: UMI), a global materials technology and recycling group
•	Member of the Board of Directors of Nova Chemicals, one of the world’s leading suppliers of plastics and chemicals

The Board of Directors recommends a vote “FOR” the election of the Class III director nominee to serve until the 2021 Annual General Meeting. Election of the director nominee to our Board of Directors requires the affirmative vote of a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.

2020 PROXY STATEMENT	7

PROPOSAL NO. 1: ELECTION OF ONE CLASS III DIRECTOR

Continuing Class I Directors with Terms Expiring at the 2021 Annual General Meeting of Members

Robert W. Bryant

Age: 51

Axalta Board Service

• Tenure: 1 year (December 2018)

Professional Experience

•	Chief Executive Officer and President of Axalta
•	Former Executive Vice President and Chief Financial Officer of Axalta
•	Former Senior Vice President and Chief Financial Officer of Roll Global LLC
•	Former Executive Vice President of Strategy, New Business Development, and Information Technology at Grupo Industrial Saltillo, S.A.B. de C.V.
•	Former President of Bryant & Company
•	Other prior positions include serving as Managing Principal with Texas Pacific Group’s Newbridge Latin America, L.P., a Senior Associate with Booz Allen Hamilton Inc. and an Assistant Investment Officer with the International Finance Corporation
•	Began career at Credit Suisse First Boston in the Mergers & Acquisitions Group

Education

•	Bachelor’s degree in Economics from the University of Florida
•	MBA from Harvard Business School

Relevant Skills

•	Substantial and diverse business and management experience across multiple industries and geographies
•	Significant experience in financial management, mergers and acquisitions, and strategic planning for public and private companies
•	Extensive knowledge of the Company’s operations in his current role as Chief Executive Officer and former role as Chief Financial Officer

Other

•	Member of the Board of Directors of the American Coatings Association

8	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF ONE CLASS III DIRECTOR

Robert M. McLaughlin

Age: 62

Axalta Board Service

• Tenure: 5 years (April 2014) • Audit Committee (Chair) • Compensation Committee

Independent

Professional Experience

•	Former Senior Vice President and Chief Financial Officer and other senior positions of Airgas, Inc., a leading U.S. supplier of industrial, medical and specialty gases, and hardgoods, such as personal protective equipment, welding equipment and other related products
•	Former Vice President of Finance for Asbury Automotive Group
•	Former Vice President of Finance and other senior financial positions at Unisource Worldwide, Inc.
•	Began career at Ernst & Young LLP
•	Certified Public Accountant

Education

•	Bachelor’s degree in Accounting from University of Dayton

Relevant Skills

•	Significant and diverse business experience
•	Substantial experience in all aspects of financial management and strategic planning in a public company environment

Other

•	Member of the Board of Directors of Beacon Roofing Supply, Inc. (NASDAQ: BECN), the largest distributor of residential and non-residential roofing materials in the U.S.

2020 PROXY STATEMENT	9

PROPOSAL NO. 1: ELECTION OF ONE CLASS III DIRECTOR

Samuel L. Smolik

Age: 67

Axalta Board Service

• Tenure: 3 years (September 2016) • Environment, Health, Safety & Sustainability Committee (Chair) • Nominating & Corporate Governance Committee

Independent

Professional Experience

•	Former Senior Vice President – Americas Manufacturing and other senior positions at LyondellBasell Industries, one of the world’s largest plastics, chemical and refining companies
•	Former Vice President – Global Downstream Health, Safety, Security and Environment at Royal Dutch Shell
•	Former Vice President, Global Environment, Health, Safety and Security and other positions of increasing responsibility at The Dow Chemical Company

Education

•	Bachelor’s degree in Chemical Engineering from The University of Texas at Austin

Relevant Skills

•	Extensive experience in global operations and environmental, health and safety matters in the oil and petrochemicals industry
•	Leadership experience from working internationally in numerous countries and cultures
•	Significant experience working with government agencies and non-governmental organizations
•	Considerable experience in sustainable development and corporate social responsibility

Other

•	Member of the Board of Directors of Evergreen North America Industrial Services, a leading provider of environmental and industrial cleaning solutions
•	Previously active with American Fuel & Petrochemical Manufacturers Association and American Chemistry Council
•	Involved with a number of community, education and other nonprofit organizations including The University of Texas at Austin Engineering Advisory Board, the Antwerp International School Foundation where he is Chairman of the Board of Directors, and Ducks Unlimited, the leading wetlands conservation organization in North America, where he serves on the Board of Directors of Ducks Unlimited, Inc. and Ducks Unlimited de Mexico

10	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF ONE CLASS III DIRECTOR

Continuing Class II Directors with Terms Expiring at the 2021 Annual General Meeting of Members

Deborah J. Kissire

Age: 62

Axalta Board Service

• Tenure: 3 years (December 2016) • Nominating & Corporate Governance Committee (Chair) • Compensation Committee

Independent

Professional Experience

•	Former Vice Chair and Regional Managing Partner at Ernst & Young LLP (EY), and member of the Americas Executive Board and Global Practice Group. She previously held other senior positions including Vice Chair and Regional Managing Partner for East Central and Mid-Atlantic Regions and U.S. Vice Chair of Sales and Business Development
•	Certified Public Accountant

Education

•	Bachelor’s degree in Accounting from Texas State University

Relevant Skills

•	Extensive experience in the financial oversight of public companies
•	Experience launching new business and practice areas and leading acquisitions, business unit consolidations and successful integrations
•	Strategic thinker and problem solver, with expertise in financial reporting, audit process, U.S. taxation, governance, mergers and acquisitions, transaction integration, diversity and inclusiveness

Other

•	Member of the Board of Directors of Cable One, Inc. (NYSE: CABO), a leading American cable and internet service provider
•	Member of the Board of Directors of Omnicom Group Inc. (NYSE: OMC), a global marketing and corporate communications holding company based in the U.S.
•	Member of the Advisory Board for Texas State University’s McCoy College of Business

2020 PROXY STATEMENT	11

PROPOSAL NO. 1: ELECTION OF ONE CLASS III DIRECTOR

Elizabeth C. Lempres

Age: 59

Axalta Board Service

• Tenure: 2 years (April 2017) • Compensation Committee (Chair) • Nominating & Corporate Governance Committee

Independent

Professional Experience

•	Former Senior Partner, member of the Board of Directors, and leader of Global Private Equity and Principal Investing Practice at McKinsey & Company, as well as other senior positions including leader of Global Consumer Practice, Managing Partner of the firm’s Boston office, Global Compensation Policy Committee and chair of committees responsible for partner evaluation and hiring lateral partners
•	Former Systems Engineer at IBM
•	Participated in GE’s Edison Engineering Development Program with its Gas Turbine Division

Education

•	Bachelor’s degree in Engineering from Dartmouth College
•	MBA from Harvard Business School, and designated a Baker Scholar

Relevant Skills

•	Career focus on performance transformation, with deep experience in driving organic and inorganic growth and implementing new business models
•	Substantial experience in consulting across multiple sectors, including industrial products, consumer products, retail, financial services, health care and technology, and leading work in 15 countries across North America, Latin America, Europe, Asia and Africa

Other

•	Member of the Board of Directors of General Mills, Inc. (NYSE: GIS), an international manufacturer of consumer packaged foods
•	Member of the Board of Directors of Great-West Lifeco (TSX: GWO), an international financial services company
•	Member of the Board of Directors of Culligan International, a leader in residential, office, commercial and industrial water treatment
•	Trustee of Dartmouth College and member of the Board of Advisors at Dartmouth College’s Thayer School of Engineering

12	AXALTA COATING SYSTEMS

PROPOSAL NO. 1: ELECTION OF ONE CLASS III DIRECTOR

William M. Cook

Age: 66

Axalta Board Service

• Tenure: <1 year (May 2019) • Audit Committee • Environment, Health, Safety & Sustainability Committee

Independent

Professional Experience

•	Former Executive Chairman and President and Chief Executive Officer of Donaldson Company, Inc., an international manufacturer of filtration systems and replacement parts

Education

•	Bachelor’s degree of science in business management and MBA from Virginia Polytechnic Institute and State University

Relevant Skills

•	Significant business and organizational leadership skills, with deep familiarity in industrial business gained while serving in senior executive roles for Donaldson Company, Inc. over a 35-year career
•	Extensive experience serving as a public company board member
•	Substantial board experience relevant to the coatings industry

Other

•	Lead Director of IDEX Corporation (NYSE: IEX), a leading manufacturer of fluidic systems and specialty engineered products
•	Member of the Board of Directors of Neenah, Inc. (NYSE: NP), an international manufacturer of paper and packaging
•	Former director of The Valspar Corporation from 2010 to 2017

2020 PROXY STATEMENT	13

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Policies on Corporate Governance

Our Board believes that strong corporate governance is important to ensure that our business is managed for the long-term benefit of our shareholders. We have adopted, and recently updated, a Code of Business Conduct and Ethics that applies to all of our employees and directors, including our executive officers and senior financial and accounting officers. The Board has also adopted Corporate Governance Guidelines, which cover topics including, among other things, director qualification criteria, continuing director education and succession planning. Copies of the current versions of the Code of Business Conduct and Ethics and the Corporate Governance Guidelines are available on our website and will also be provided upon request to any person without charge. Requests should be made in writing to our Corporate Secretary at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, or by telephone at (855) 547-1461.

Board Leadership Structure

The Board of Directors does not have a set policy with respect to the separation of the offices of the Chair and the Chief Executive Officer (“CEO”), as the Board believes it is in the best interests of the Company and our shareholders to make that determination based on the performance of, and other circumstances affecting, the Company as well as the membership of the Board. The Board regularly evaluates whether the roles of Chair and Chief Executive Officer should be separate. The Board believes it is important to retain flexibility on this issue and that it should be considered as part of the Board’s broader oversight and succession planning process.

At this time, the Board believes that the separation of the Chair and CEO positions is in the best interests of our Company and our shareholders. It allows Mr. Bryant to focus primarily on our vision, business strategy and operations, while leveraging Mr. Garrett’s experience and perspectives to lead our Board. Upon Mr. Garrett's appointment as non-executive Board Chair his service as Presiding Director ended and the Board has not, consistent with our Corporate Governance Guidelines, appointed a successor Presiding Director because Mr. Garrett is an independent director.

14	AXALTA COATING SYSTEMS

CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Role in Risk Oversight

While risk management is primarily the responsibility of our executive team, the Board provides overall risk oversight focusing on the most significant risks facing our Company. The Board annually reviews with management the Company’s overall risk profile and assesses specific key business or functional risk areas throughout the year. The Board also oversees the risk management processes that are implemented by our executives to determine whether these processes are functioning as intended and are consistent with our business and strategy as well as best practices. The Board executes its oversight responsibility for risk management directly and through its committees. The Board’s role in risk oversight has not had a significant effect on its leadership structure, although we believe our current leadership structure, with Mr. Garrett serving as non-executive Board Chair and Mr. Bryant serving as Chief Executive Officer, enhances the Board’s effectiveness in risk oversight.

The Audit Committee is specifically tasked with reviewing our compliance with legal and regulatory requirements and any related compliance policies and programs with management, our independent auditors and our legal counsel, as appropriate. The Audit Committee is also tasked with reviewing our financial risks and risk management policies. Members of our management who have responsibility for designing and implementing our risk management processes regularly meet with the Audit Committee, and the Audit Committee is updated on a regular basis on relevant and significant risk areas. In addition, the Audit Committee oversees cybersecurity risks facing the Company, which are also regularly reviewed by the full Board. The EHS&S Committee is tasked with overseeing management’s monitoring and enforcement of the Company’s policies to protect the health and safety of employees, contractors, customers, the public and the environment as well as other sustainability matters, including human rights. The Compensation Committee and the Nominating & Corporate Governance Committee oversee risks associated with executive and employee compensation and corporate governance matters, respectively.

The full Board considers specific risk topics, including risks involved with CEO and management succession planning, risks associated with our business plan, strategies and capital structure and other significant risks that merit review and discussion by the Board. In addition, the Board receives reports from members of our management that include discussions of the risks and exposures involved with their respective areas of responsibility, and the Board is routinely informed of developments that could affect our risk profile or other aspects of our business.

Director Independence

Our Corporate Governance Guidelines require that the Board be composed of a majority of directors who are “independent” under applicable NYSE rules, and state the Board’s belief that a substantial majority of directors should be independent. Our Board has determined that all of our directors other than Mr. Bryant are independent under the NYSE listing standards. In addition, the Board had determined that Andreas Kramvis and Lori Ryerkerk, who served as members of the Board during a portion of fiscal year 2019, were independent during all of their fiscal year 2019 service.

In reaching this determination, the Board considered the fact that Ms. Lempres served until October 2019 on the Board of Directors of MIO Partners, a privately-held asset manager serving McKinsey & Company partners and the McKinsey retirement fund which is operated separately from McKinsey’s consulting business, and that the Company has and may continue to engage McKinsey for strategic consulting services on an arms-length basis, and did so prior to Ms. Lempres joining the Board. In addition, the Board considered the fact that Mr. Smolik serves on the Ducks Unlimited Conservation Programs Committee and the Boards of Directors of Ducks Unlimited, Inc. and Ducks Unlimited de Mexico on a volunteer basis, and that the Company provides annual corporate support to Ducks Unlimited and Ducks Unlimited de Mexico at a level well below 2% of the organization’s gross revenues, and did so prior to Mr. Smolik joining the Board. In each case, the Board considered the magnitude and nature of these relationships and determined that they did not impair the independence of Ms. Lempres or Mr. Smolik.

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Recruitment and Nominations

The Nominating & Corporate Governance Committee will consider director nominees recommended by our shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating & Corporate Governance Committee should send the recommendation to our Corporate Secretary at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, who will then forward it to the Nominating & Corporate Governance Committee. The recommendation must include a description of the candidate’s qualifications for board service, including all of the information that would be required to be disclosed pursuant to Item 404 of Regulation S-K (as amended from time to time) promulgated by the Securities and Exchange Commission (“SEC”), the candidate’s written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Nominating & Corporate Governance Committee as a nominee, must comply with the notice procedures set forth in our Bye-laws. See “Shareholder Proposals for the Company’s 2021 Annual General Meeting of Members” for more information on these procedures.

The Nominating & Corporate Governance Committee will consider and evaluate persons recommended by the shareholders in the same manner as it considers and evaluates other potential directors, including incumbent directors.

Director Qualifications

The Board believes that its membership should consist of persons with sufficiently diverse and independent backgrounds and with the appropriate expertise required to serve as a director of the Company. The Nominating & Corporate Governance Committee is tasked with ensuring that the Board meets this objective, and is responsible for reviewing the qualifications of potential director candidates and recommending to the Board candidates to be nominated for election to the Board of Directors. Our Corporate Governance Guidelines, which are available on our website as described above, set forth criteria that the Nominating & Corporate Governance Committee will consider when evaluating a director candidate for membership on the Board of Directors. These criteria are as follows: professional experience; education; skill; diversity; differences of viewpoint; other individual qualities and attributes that will positively contribute to the Board, including integrity and high ethical standards; experience with business administration processes and principles; ability to express opinions, ask difficult questions and make informed, independent judgments; significant experience in at least one specialty area; and the ability to devote sufficient time to prepare for and attend Board meetings. The Nominating & Corporate Governance Committee does

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not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee.

Our Nominating & Corporate Governance Committee also considers the mix of backgrounds and qualifications of the directors and the challenges and needs of the Company to ensure that the Board of Directors has the necessary experience, knowledge and abilities to perform its responsibilities effectively.

As Axalta has only been a stand-alone company since February 2013, the average tenure of our directors is three years and none of our directors has a tenure longer than approximately five years. The Nominating & Corporate Governance Committee considers Board tenure and refreshment as additional relevant criteria in its identification, consideration and recommendation of director candidates.

When considering whether our directors and nominee(s) have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth in “Proposal No. 1: Election of one Class III Director to Serve Until the 2021 Annual General Meeting of Members.” We believe that our directors provide an appropriate diversity of experience and skills for the size and nature of our business.

Limitations on Board Service

Our Corporate Governance Guidelines provide for certain limitations on the service of our directors:

•	Occupation Changes – Directors must notify the Chair when their principal occupation changes, and the Nominating & Corporate Governance Committee will review the circumstances regarding the change to determine whether continued Board membership is appropriate.
•	Additional Public Company Boards or Audit Committees – Directors may not serve on more than five public company boards of directors or more than three audit committees.
•	Age Limit – No director will be nominated for reelection to the Board after reaching the age of 75 unless an affirmative request is made by the Board for that director to continue service.

Board Composition

Our Board currently consists of seven directors, with Mr. Garrett serving as non-executive Board Chair. Consistent with the terms of our Bye-laws, the Board currently is authorized to have up to nine directors. The number of directors on our Board may be modified from time to time by our Board of Directors in accordance with our Bye-laws.

Under our current Bye-laws, until our Annual General Meeting of Members in 2021, our Board is divided into three classes whose directors serve three-year terms expiring in successive years. Directors hold office until their successors have been duly elected and qualified or until the earliest of their respective death, resignation or removal.

Under the Board-sponsored transition plan to eliminate our classified board structure, as approved by shareholders at the 2018 Annual Meeting, the Class I directors elected at the 2018 Annual Meeting, the Class II directors elected at the 2019 Annual General Meeting of Members (the “2019 Annual Meeting”) and the nominee for election as a Class III director at this year’s Annual Meeting will each serve terms expiring at the Annual General Meeting of Members in 2021. At that time, our classified board structure will end and the entire Board will be elected annually. Any directors appointed by the Board to fill vacancies after such time would serve only until the next election of directors by the shareholders or until a director’s earlier death, resignation or removal.

Director Orientation and Continuing Education

We have a process for onboarding and orienting new directors and for providing continuing education to our Board members. As part of our director orientation program, new directors participate in one-on-one introductory meetings with Axalta’s business and functional leaders and are briefed on the Company’s strategic plans, financial statements and key issues, as well as the Company’s governance and compliance policies and procedures. We identify and pay for our directors to attend continuing education programs on corporate governance, compliance and other critical issues associated with a director’s service on a public company board, as well as site visits to our facilities around the world. Our Board also receives training through guest speakers and substantive issue presentations during Board and committee meetings and other Board events.

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board Meetings, Attendance and Executive Sessions

Directors are expected to spend the time needed and to meet as frequently as necessary to properly fulfill their responsibilities. The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring Board approval. It also holds special meetings when an important matter between scheduled meetings requires Board review or action. Members of senior management regularly attend meetings of the Board and its committees to report on and discuss their areas of responsibility. Directors are expected to attend Board meetings and meetings of committees on which they serve. In addition, all directors are invited, but not required, to attend our Annual General Meeting of Members. All of our current directors, other than Mr. Cook who joined the Board in May 2019, as well as Messrs. Kramvis and Shaver and Ms. Ryerkerk, attended the 2019 Annual Meeting.

In general, the Board reserves time during each regularly scheduled meeting to allow the directors to meet without management and to allow the independent directors to meet alone in executive sessions, over which the independent non-executive Board Chair presides.

During 2019, the Board met 12 times. All directors attended 75% or more of the meetings of the Board and committees on which they served and held during their tenure.

Board and Director Evaluation Process

Our Board believes that a comprehensive evaluation process enhances the effectiveness of our Board and committees. Therefore, our Board and each of our standing committees conducts an annual evaluation to determine whether it has complied with its responsibilities under our Bye-laws, the committee charter and applicable laws and regulations and whether it is functioning effectively. The evaluations are overseen by the Nominating & Corporate Governance Committee and consider, among other things, the following topics:

•	Board and committee composition, including skills, background and experience;
•	The quality of the Board and committee participation, process and meeting agendas/materials;
•	Whether and how well each committee has performed the responsibilities in its charter;
•	Areas where the Board and committees should increase their focus;
•	Satisfaction with time allocated for topics and encouragement of open discussion and communication;
•	The current committee structure and whether any new committees should be established; and
•	Access to management, experts and internal and external resources.

01

Corporate Governance Review

Our Nominating & Corporate Governance Committee reviews the elements of our evaluation process to ensure that it allows for the opportunity to provide actionable feedback on the Board's and committees' functioning.

02

Annual Board and Committee Assessments

Each of our Board and our Audit, Compensation, Nominating & Corporate Governance, and EHS&S Committees conducts an annual review of whether and how well it has complied with the responsibilities under its charter. As part of this process, each director assesses the Board's and applicable committees' composition and organization, the quality of participation and process and the quality of meeting agendas and materials.

03

One-on-One Discussions

The General Counsel meets annually with each director to discuss the Board's and committees' operations, performance and areas of potential improvement.

04

Review and Follow Up

The Board Chair and the Nominating & Corporate Governance Committee review the results of the Board evaluation and General Counsel discussions, and the material is shared with the full Board during executive session. Follow-up actions and potential areas for improvement are provided to management and to the Board for implementation.

Board Committees

Our Board of Directors oversees the management of our business and affairs as provided by Bermuda law and conducts its business through its meetings and its four standing committees: Audit Committee, Compensation

Committee, Nominating & Corporate Governance Committee, and Environment, Health, Safety & Sustainability Committee. In addition, from time to time,

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other committees may be established under the Board’s direction when necessary or advisable to address specific issues.

Each of the standing committees operates under a charter that was approved by our Board of Directors, copies of which are available on our website at www.axalta.com.

Set forth below is the current membership and descriptions of each of the standing committees, with the number of meetings held during the year ended December 31, 2019 in parentheses:

Audit Committee (5) Robert McLaughlin (Chair) William Cook Mark Garrett	•
Responsible for assisting the Board of Directors in overseeing our accounting and financial reporting processes and other internal control processes, the audits and integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, our Code of Business Conduct and Ethics and the performance of our internal audit function.

	•	Appoints and oversees our independent registered public accounting firm, including pre-approval of non-audit services.
	•	Mr. McLaughlin was appointed as the Chair of the Audit Committee in April 2014.
•
The Board of Directors has determined that Messrs. McLaughlin, Cook and Garrett are each an “audit committee financial expert” as such term is defined under the applicable regulations of the SEC and have the requisite accounting or related financial management expertise and financial sophistication under the applicable rules and regulations of the NYSE.

•
The Board of Directors has also determined that each committee member is independent under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards, for purposes of the Audit Committee.

Compensation Committee (10) Elizabeth Lempres (Chair) Deborah Kissire Robert McLaughlin	•
Responsible for reviewing and approving the compensation philosophy and practices for the Company, reviewing and approving all forms of compensation and benefits to be provided to our Chief Executive Officer, our other executive officers and the Board of Directors, and reviewing and overseeing the administration of our equity incentive plans.

•
Our executive compensation processes and the role of the Compensation Committee, our executive officers and management in the compensation process are each described under the heading “Compensation Discussion and Analysis — Compensation Governance: Oversight and Administration of the Executive Compensation Program” in this Proxy Statement.

	•	Ms. Lempres was appointed as the Chair of the Compensation Committee in January 2019.
	•	The Board of Directors has determined that each committee member is independent under the NYSE listing standards for purposes of the Compensation Committee.

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Nominating & Corporate Governance Committee (8) Deborah Kissire (Chair) Elizabeth Lempres Samuel Smolik	•	Responsible for identifying and recommending director candidates for election to our Board of Directors and reviewing the Board’s committee structure and recommending membership of the committees.
•
Reviews and recommends the Company’s Corporate Governance Guidelines and makes recommendations to the Board regarding other governance matters, including the Company’s Memorandum of Association, Bye-laws and committee charters.

	•	Oversees the annual self-evaluation of the Board and committees.
	•	Ms. Kissire was appointed as the Chair of the Nominating & Corporate Governance Committee in December 2016.
	•	The Board of Directors has determined that each committee member is independent under the NYSE listing standards for purposes of the Nominating & Corporate Governance Committee.

Environment, Health, Safety & Sustainability Committee (4) Samuel Smolik (Chair) William Cook Mark Garrett	•	Responsible for the oversight and review of the Company’s policies, performance and strategy related to the environment, health, safety, human rights and sustainability.
	•	Reviews compliance issues and material proceedings regarding environmental, health, safety and sustainability matters.
	•	Mr. Smolik was appointed as the Chair of the EHS&S Committee in February 2017.

In addition to our standing committees, in June 2019, our Board of Directors announced that we had begun a comprehensive review of strategic alternatives to maximize shareholder value, including a potential sale of the Company, changes in capital allocation and ongoing execution of the Company's strategic plan. The Board appointed a committee comprised of Messrs. Garrett, Smolik and Bryant, with Mr. Garrett serving as committee chair, to oversee the strategic review process.

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Our Board’s Commitment to Shareholder Engagement

Why We Engage

Our Board and management team appreciate the benefits of regular engagement with our shareholders in order to maintain awareness of their perspectives on Axalta and matters affecting the Company.

Our shareholder engagement efforts allow the Board to:

•	consider the viewpoints of our shareholders in connection with its oversight of management and the Company;
•	discuss key developments in our business including our strategy and performance; and
•	assess issues that may impact our business, corporate activities and governance practices.

How We Engage

•	We provide institutional investors and equity analysts with opportunities to engage with, and provide feedback to, the Company’s management.
•	Our management participates in industry conferences, one-on-one investor meetings and non-deal roadshows.
•	Between March 2019 and March 2020, we engaged with investors representing approximately 50% of our shareholder base (based on share ownership) on a variety of topics.
•	Mark Garrett, our independent non-executive Board Chair, participated in certain shareholder engagements. Feedback received during these engagements was shared with the Board, ensuring that the Board is apprised of the items that are important to our shareholders.

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Our Board’s Commitment to Improving our Corporate Governance and Compensation Standards

Our Board is committed to strong governance practices. The following summary highlights the governance and compensation developments overseen and implemented by the Board since our November 2014 initial public offering (“IPO”).

	Governance Actions		Compensation Actions
2015	•	Appointed our first female director to our Board	•	Replaced our named executive officers’ pre-IPO employment agreements with Executive Restrictive Covenant and Severance Agreements to standardize various terms and conditions
	•	Formalized our annual Board and director evaluation process
2016	•	Adopted stock ownership guidelines for non-employee directors	•	Introduced performance-based equity awards as a significant component (50%) of our annual equity grants for senior executives, reducing reliance on time-vested equity
	•	Appointed three new independent directors, including one woman, and became a fully independent Board (other than our CEO)
	•	Appointed Ms. Kissire as Chair of the Nominating & Corporate Governance Committee, our first female director in a Board leadership position
2017	•	Established our EHS&S Committee	•	Adopted an incentive compensation recoupment (“clawback”) policy
	•	Increased stock ownership guidelines for non-employee directors
	•	Completed the transition from our directors appointed by Carlyle, including the appointment of our third female director
2018	•	Established formal limits on other public company board and audit committee service	•
Revised our equity plan to include minimum vesting periods (subject to certain exceptions), alignment of dividend payments with award vesting, and prohibitions on liberal share recycling and option repricing

	•	Initiated the elimination of our classified Board over a three-year transition period
	•	Separated the roles of Chair and CEO	•	Updated equity award agreements to include non-compete and non-solicitation restrictions
	•	Eliminated the Executive Committee of the Board
2019	•	Appointed Ms. Lempres as Chair of the Compensation Committee, our second female director in a Board leadership position	• •
Revised our performance share plan to include profitability and return on invested capital financial metrics while retaining relative total shareholder return as a modifying component
Revised our annual bonus plan metrics to align with new external reporting emphasis

	•	Appointed our first independent non-executive Board Chair
	•	Adopted an updated Code of Business Conduct and Ethics
2020			•	Amended our clawback policy to permit the Company to recoup incentive compensation in certain circumstances in addition to a financial restatement

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Succession Planning and Increasing Diversity

The Company actively engages in succession planning in order to ensure that it has a strong pipeline of internal executive talent. The Board of Directors and its committees regularly review succession plans for the Chief Executive Officer and other members of senior management, including plans for emergency scenarios. The Board and its committees also regularly assess the staffing of the Company’s key leadership positions to identify and develop employees for these positions. In addition, the

Company holds an annual senior leadership program to recognize the Company’s emerging leaders from around the globe and to connect them with peers and senior executives of the Company. The Company seeks the best person for every open role and strives to identify candidates from differing backgrounds and with experience and perspectives to continue to enhance the diversity of our management team.

Communications with the Board

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board. Shareholders and other interested parties may send written communications to the Board, c/o the Corporate Secretary of the Company at Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street,

Suite 3600, Philadelphia, PA 19103. Communications concerning substantive Board or Company matters shall promptly be forwarded by the Corporate Secretary to the non-executive Board Chair, and the Corporate Secretary shall keep and regularly provide to the non-executive Board Chair a summary of any communications received.

Stock Ownership Guidelines

In order to ensure meaningful share ownership in Axalta by the Company’s directors and officers, the Company has adopted minimum share ownership requirements. More information is set forth under the heading “Non-Employee

Director Stock Ownership Guidelines” in the Director Compensation section and under the heading “Executive Officer Stock Ownership Guidelines” in the Compensation Discussion and Analysis sections of this Proxy Statement.

Clawback Policy

The Board of Directors has adopted a policy regarding the recoupment of compensation paid to current and former executive officers in the event of a restatement of the Company’s financial results, as well as certain other circumstances. More information is set forth under the heading “Incentive Compensation Recoupment Policy” in the Compensation Discussion and Analysis section of this Proxy Statement.

Certain Relationships and Related Person Transactions

Our Board has adopted a written policy for the review and approval of transactions involving us and “related persons,” which include our executive officers, directors, director nominees, shareholders owning 5% or more of our outstanding common shares, and the immediate family members of any of the foregoing persons. The policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $100,000 and a related person had or will have a direct or indirect material interest. Pursuant to this policy, our management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto. Our Audit Committee will then:

•	review the relevant facts and circumstances of each related person transaction, including the financial terms of the transaction, the benefits to us, the availability of other sources for comparable products or services, whether the transaction is on terms no less favorable to us than those that could be obtained in arm’s-length dealings with an unrelated third party or employees generally and the extent of the related person’s interest in the transaction; and

•	consider the impact on the independence of any independent director and the actual or apparent conflicts of interest.

All related person transactions require the approval of, or ratification by, our Audit Committee in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our Audit Committee under the policy, including ordinary course purchases of Company products, resolution of warranty claims, receipt of compensation and benefits,

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

reimbursement of expenses, and transactions where the related person’s interest arises only from certain roles with the other party. No director may participate in the approval of a related person transaction of which he or she, or his or her immediate family member, is a party.

From time to time the Company may engage in ordinary course transactions with other parties affiliated with our directors; however, to the Company’s knowledge, since the beginning of fiscal year 2019, no related person has had a material interest in any of the Company’s business transactions or relationships.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and our executive officers. These indemnification agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement that are, in some cases, broader than the specific indemnification rights granted to directors and officers under Bermuda law.

Executive Restrictive Covenant and Severance Agreements

See “Compensation Discussion and Analysis – Severance Arrangements” for information regarding the Executive

Restrictive Covenant and Severance Agreements that we have entered into with our executive officers.

Sustainability Matters

Our sustainability strategy is to develop, manufacture and sell high performance coatings in a responsible manner. Axalta has taken a deliberate approach to operating our business and addressing the sustainability goals of our stakeholders through the lens of our impact on the environment, social performance and governance. The EHS&S Committee was established to oversee these matters, which include, among others, safe operations, responsible sourcing and human rights, customer sustainability requirements, and product quality and regulatory matters. We established four overarching goals, endorsed by the EHS&S Committee, to guide our approach to sustainability:

•	differentiate Axalta in the marketplace to grow our business, especially with customers who value suppliers with a strong sustainability track record;
•	build stakeholder confidence in Axalta’s ability to minimize or manage risk along our supply chain and maintain our license to operate;
•	anticipate emerging trends in the end-markets where we have the potential to support customer and societal sustainability goals; and
•	utilize our commitment to sustainability to attract, retain and develop the best talent in the marketplace.

For additional information on our sustainability programs, goals and performance, please read our latest Sustainability Report available at www.axalta.com/sustainability.

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CORPORATE GOVERNANCE MATTERS AND COMMITTEES OF THE BOARD OF DIRECTORS

Spotlight on Safe and Responsible Manufacturing

At all Axalta manufacturing locations around the world, we are committed to safe operations for our employees, contractors and communities. Axalta’s Global Environment, Health and Safety Policy, available at www.axalta.com, outlines our commitments to operate safely, protect the environment, and maintain regulatory compliance. As a member of the American Chemistry Council’s Responsible Care program, Axalta has implemented a global, third-party certified Responsible Care management system (RC 14001:2015) that covers nearly all of our manufacturing sites. This management system, in addition to our ISO 14001:2015 environmental certification, guides our everyday actions to protect health, safety and the environment, maintain a secure workplace, and ensure product stewardship. Axalta also holds ISO 9001:2015 quality management system certifications at most of our manufacturing locations.

In 2019, Axalta employees around the world contributed ideas to help develop our new global safety slogan: Driving Perfect Performance. This reaffirmation of our Company’s commitment to safe operations helped drive a global total recordable incident rate of 0.27 in 2019, a notable decrease from the past several years and well below the U.S. coatings industry average recordable incident rate of 1.9.

Spotlight on Responsible Sourcing and Human Rights

Another key focus area in Axalta’s sustainability efforts is ensuring responsible sourcing practices are upheld and human rights are respected throughout our supply chain. Our Supplier Code of Conduct, available on our website at www.axalta.com, outlines the expectations we have of our suppliers regarding compliance with laws, business practices and treatment of people. We work closely with our suppliers and customers to identify and mitigate risks in our global supply chain. Axalta is an active member of the Responsible Minerals Initiative and works alongside peers, customers and other stakeholders to advance responsible sourcing practices for mica, cobalt and conflict minerals, particularly in conflict-affected and high-risk areas.

2020 PROXY STATEMENT	25

DIRECTOR COMPENSATION

Overview

Our non-employee director compensation program is designed to fairly compensate directors for the work required at a company of our size and scope as well as to align directors’ interests with the long-term interests of our shareholders. The annual compensation under our program is detailed below. We pay additional annual compensation to the non-executive Board Chair, Presiding Director (if any) and chairs of each standing committee in recognition of the workload and responsibilities required of these positions. No additional meeting fees are paid.

Compensation Component	Amount
Annual equity retainer – restricted stock units (“RSUs”)	$200,000
Annual cash retainer(1)	$75,000
Chair annual fee(1)	$125,000
Presiding Director annual fee(1)(2)	$10,000
Audit Committee Chair annual fee(1)	$20,000
Other Committee Chair annual fee(1)	$10,000
(1)	Payable quarterly in arrears
(2)	Payable only during the service of a Presiding Director, if any

Mr. Bryant receives no additional compensation for serving on our Board of Directors or its committees.

Mr. Garrett was appointed as non-executive Board Chair following Mr. Shaver’s resignation from the Board, effective as of June 30, 2019, and the Board approved payment to Mr. Garrett of the annual non-executive Board Chair annual cash fee, prorated for his service in 2019. He did not receive any incremental equity in addition to the annual equity retainer granted to all directors for his service as non-executive Board Chair. Mr. Garrett also received a prorated Presiding Director fee for the time that he served in that position during 2019 prior to his appointment as non-executive Board Chair.

In connection with Mr. Shaver’s stepping down as Chief Executive Officer in September 2018 and his continued service on the Board during the transition, the Compensation Committee modified our non-employee director compensation program to include a $125,000 annual cash fee for the role of non-executive Board Chair. In addition, the Board granted Mr. Shaver an award of RSUs for 2019 with a grant date fair value of $125,000, payable at the same time and on the same terms as the annual equity retainer provided to all non-employee directors, in recognition of the additional time, workload and responsibility expected of Mr. Shaver during the transition of leadership that occurred in 2019. When making these decisions, the Compensation Committee considered relevant benchmarking data of chair compensation compiled by its independent compensation consultant. Upon Mr. Shaver’s resignation from the Board, effective as of June 30, 2019, he forfeited all unvested equity granted to him in connection with his service as a director and employee of the Company.

The Compensation Committee reviews all director compensation, including the non-executive Board Chair compensation, annually assisted by a third-party compensation consultant. The Compensation Committee in December 2019 reviewed a peer comparison of director compensation conducted by its independent compensation consultant. Following this review, the Compensation Committee recommended no changes to the components and amounts of non-employee director compensation for 2020.

26	AXALTA COATING SYSTEMS

DIRECTOR COMPENSATION

Director Compensation Table 2019

For the year ended December 31, 2019, we provided the compensation set out in the table below to our directors.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Robert Bryant(3)	—	—	—
William M. Cook(4)	25,343	105,898	131,241
Mark Garrett(5)	113,750	216,755	330,505
Deborah J. Kissire	85,000	216,755	301,755
Andreas C. Kramvis(6)	43,887	71,847	115,734
Elizabeth C. Lempres	82,500	216,755	299,255
Robert M. McLaughlin	97,500	216,755	314,255
Lori J. Ryerkerk(7)	49,657	216,755	266,412
Charles W. Shaver(8)	150,000	352,237	502,237
Samuel L. Smolik	85,000	216,755	301,755
(1)	Amounts reflect the director retainer, Chair fee, Presiding Director fee and committee chair fees earned in 2019; such amounts are paid quarterly in arrears and prorated for a partial year of service.
(2)	The number of RSUs granted for each director is calculated by dividing the value of the grant ($200,000) by the 20-day average price of our common shares ending on the last day of the month prior to the grant date. The amounts in this column reflect the grant date fair value of directors’ stock awards for 2019 computed in accordance with FASB ASC Topic 718, which is calculated using the number of shares granted multiplied by the closing price of our common shares on the date of grant. The grant date for Mr. Garrett, Ms. Kissire, Mr. Kramvis, Ms. Lempres, Mr. McLaughlin, Ms. Ryerkerk, Mr. Shaver, and Mr. Smolik was February 25, 2019. The grant date for Mr. Cook was May 30, 2019. The aggregate number of 2019 awarded RSUs outstanding at 2019 fiscal year-end for each non-employee director is as follows: Mr. Cook, 4,385, Mr. Garrett, 8,025, Ms. Kissire, 8,025, Mr. Kramvis, 0, Ms. Lempres, 8,025, Mr. McLaughlin, 8,025, Ms. Ryerkerk, 0, Mr. Shaver, 0, Mr. Smolik, 8,025.
(3)	Mr. Bryant serves as our Chief Executive Officer and President and therefore does not receive compensation for his service as an employee director.
(4)	Mr. Cook was appointed to the Board effective May 2019.
(5)	Effective June 30, 2019, upon Mr. Shaver's resignation, Mr. Garrett was appointed as the non-executive Board Chair.
(6)	Mr. Kramvis' service as a director ended following the 2019 Annual Meeting
(7)	Ms. Ryerkerk resigned from the Board in May 2019.
(8)	Mr. Shaver resigned from the Board effective June 30, 2019.

Non-Employee Director Stock Ownership Guidelines

Our Compensation Committee adopted stock ownership guidelines for all non-employee directors, which require that, within five years after first appointment to the Board, each of our non-employee directors must directly or indirectly own an amount of our common shares equal to five times the director’s annual cash retainer for Board service (excluding any additional fees for chair roles), or $375,000 based on the amount of the retainer at this time. All directors are in compliance with this requirement or within the grace period of the guidelines.

2020 PROXY STATEMENT	27

Proposal 2
Appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2021 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof

☑ The Board recommends a vote FOR this proposal.

• Independent firm.

• Significant industry and financial reporting expertise.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and auditor to examine the books of account and other records of the Company and its consolidated subsidiaries for the 2020 fiscal year. The Board of Directors is asking shareholders to approve this action and to delegate authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.

Representatives of PwC are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and will be available to respond to appropriate questions that may come before the Annual Meeting.

In the event that shareholders fail to approve the appointment of PwC as the Company’s independent registered public accounting firm and auditor, the Audit Committee will consider the shareholder vote in determining whether to retain the services of PwC in connection with the 2020 audit.

Independent Registered Public Accounting Firm

The following table shows the aggregate fees for professional services provided by PwC and its affiliates for the audits of the Company’s consolidated financial statements for the years ended December 31, 2019 and 2018, and other services rendered during such years:

Fee Category	2019 ($000s)	2018 ($000s)
Audit Fees	$5,049	$5,337
Audit-Related Fees	220	506
Tax Fees	7,034	5,092
All Other Fees	7	7
TOTAL	$12,310	$10,942

Audit Fees

Audit Fees were for professional services rendered for the audit of the U.S. GAAP consolidated financial statements and the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits and quarterly reviews.

Audit-Related Fees

Audit-Related Fees consist of the fees and expenses for audits and related services that are not required under securities laws, reviews of financial statements and due diligence associated with acquisitions.

28	AXALTA COATING SYSTEMS

PROPOSAL NO. 2: APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDITOR

Tax Fees

Tax Fees consist of the fees and expenses for tax planning, advisory and compliance services. Compliance fees consist of the aggregate fees billed for professional services rendered for tax return preparation and related compliance documentation. The following table details the associated tax fees for 2019 and 2018.

	2019 ($000s)	2018 ($000s)
Tax Legislation and Related Developments	$1,690	$1,538
Tax Advisory Services – Review of Strategic Alternatives	1,575	—
Tax Planning and Advisory Services	3,064	3,065
Tax Compliance	705	489
TOTAL	$7,034	$5,092

When engaging PwC on these matters, management and the Audit Committee considered PwC’s expertise in domestic and international corporate taxation as well as its institutional knowledge of our operations. As such, management and the Audit Committee determined that the engagement of PwC would ensure efficient and quality advice that is pertinent to our business and consistent with our overall business strategy.

The Audit Committee discussed and determined that PwC’s performance of the tax services would not impair its independence. Nonetheless, our Audit Committee has instructed PwC and management that, absent extenuating circumstances, PwC’s audit, audit-related and compliance fees should comprise a majority of its overall fees.

All Other Fees

Fees for all other services and related expenses not included in other fee categories, principally for accounting research software.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for selecting the independent registered public accounting firm retained by us to audit our financial statements. The Audit Committee also has responsibility for the retention, compensation, oversight and termination of any independent auditor employed by us.

The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit services provided by the Company’s independent registered public accounting firm prior to the engagement of such firm with respect to such services. Under these policies and procedures, proposed services may be pre-approved on a periodic basis or individual engagements may be separately approved by the Audit Committee prior to the services being performed. However, the authority to pre-approve up to $500,000 per engagement has been delegated to the Audit Committee Chair to accommodate time-sensitive service proposals and the Audit Committee

Chair reports any such pre-approvals to the full committee at the next meeting. In each case, the Audit Committee considers whether the provision of such services would impair the independent registered public accounting firm’s independence. All audit services, audit-related services, tax services and other services provided by PwC for 2019 and 2018 were pre-approved by the Audit Committee.

The approval of Proposal No. 2, to appoint PwC as our independent registered public accounting firm and auditor until the conclusion of the 2021 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof, requires the affirmative vote of a majority of our common shares present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the vote.

The Board of Directors recommends a vote “FOR” Proposal No. 2, to approve the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm and auditor until the conclusion of the 2021 Annual General Meeting of Members and the delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof. Proxies will be voted “FOR” such appointment, unless otherwise specified in the proxy.

2020 PROXY STATEMENT	29

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Audit Committee of the Board of Directors is providing this report to enable shareholders to understand how the Audit Committee monitors and oversees the Company’s financial reporting process. The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent registered public accounting firm on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm has free access to the Audit Committee to discuss any matters it deems appropriate. The Audit Committee operates pursuant to an Audit Committee charter that is reviewed annually by the Audit Committee and updated as appropriate. A copy of the charter can be found on the Company’s website at www.axalta.com.

The Audit Committee is responsible for the appointment of the independent registered public accounting firm, as well as for reviewing the appointment or replacement of the leader of the Company’s internal audit function. In 2018, the Audit Committee reviewed and participated in the appointment of a new leader of the Company’s internal audit function, which participation included conducting interviews with candidates for the role. Additionally, the Audit Committee is directly involved in selecting the lead engagement audit partner to ensure that the lead partner is appropriately qualified to lead the Company’s audit. Under SEC rules, the lead audit partner is required to rotate every five years and a new lead audit partner from PwC, which has served as the Company’s independent registered public accounting firm since 2011, was appointed for fiscal year 2019.

30	AXALTA COATING SYSTEMS

AUDIT COMMITTEE REPORT

Regularly throughout fiscal year 2019, the Audit Committee reviewed and discussed with management, including internal audit, and PwC, with and without management present, the Company’s progress in the testing and evaluation of its internal control over financial reporting and discussed the results of their respective audit examinations and the overall quality of the Company’s financial reporting. The Audit Committee met separately with the Company’s Senior Vice President and Chief Financial Officer. The Audit Committee also discussed and reviewed with management and the Company’s internal auditors the Company’s enterprise-wide risk assessment as well as cyber and information security generally.

The Audit Committee consists of three directors, Messrs. McLaughlin, Cook and Garrett, each of whom satisfies the independence requirements promulgated by the SEC and applicable NYSE rules. The Board has determined that all of the members of the Audit Committee are audit committee financial experts as defined by the rules of the SEC.

This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended December 31, 2019 with management and the Company’s independent registered public accounting firm, PwC; (ii) discussed with PwC the matters required to be discussed under standards of the Public Company Accounting Oversight Board, or the “PCAOB”; (iii) reviewed the written disclosures and letters from PwC as required by the rules of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; and (iv) discussed with PwC its independence from the Company.

The Audit Committee has considered whether the provision of non-audit professional services rendered by PwC, and disclosed elsewhere in this Proxy Statement, is compatible with maintaining its independence.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2019 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,

AUDIT COMMITTEE

Robert M. McLaughlin (Chair)
William M. Cook
Mark Garrett

2020 PROXY STATEMENT	31

Proposal 3	Non-binding advisory vote to approve the compensation paid to our named executive officers

☑ The Board recommends a vote FOR this proposal.

• Strong alignment of executive pay with Company performance.

• Oversight of program by fully independent Compensation Committee with assistance of independent compensation consultant.

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” the SEC enacted requirements for the Company to present to its shareholders a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation philosophy, policies and practices described in this Proxy Statement. As required by these rules, the Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 33 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 56, and to cast an advisory vote on the Company’s executive compensation programs through the following resolution:

“Resolved, that the members approve, on an advisory basis, the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in the Company’s Proxy Statement for the 2020 Annual General Meeting of Members.”

As discussed in the Compensation Discussion and Analysis, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain and motivate the highest quality workforce that is critical to our Company’s success and will drive the creation of shareholder value. The Company sets challenging financial and operational performance targets, and a significant amount of each NEO’s annual compensation is tied to our achievement of these performance targets. Therefore, payment is earned only if performance warrants it. The Board of Directors believes that our current compensation program directly links executive compensation to Company performance, aligning the interests of the Company’s executive officers with those of its shareholders. The compensation of our NEOs in 2019 reflected the Company’s strong 2019 financial performance.

Pursuant to the Dodd-Frank Act, this vote is advisory and will not be binding on the Company. While the vote does not bind the Board of Directors or the Compensation Committee to any particular action, the Board of Directors and the Compensation Committee value the input of the shareholders and will take into account the outcome of this vote in considering future compensation arrangements. The Company strongly encourages all shareholders to vote on this matter.

The approval of Proposal No. 3, to approve an advisory (non-binding) resolution regarding the compensation paid to the Company’s named executive officers, requires the affirmative vote of a majority of our common shares present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions and broker non-votes will have no effect on the outcome of the advisory vote.

The Board of Directors recommends a vote “FOR” Proposal No. 3, to approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers.

32	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Table of Contents

Introduction

This Compensation Discussion and Analysis provides an overview and analysis of our executive compensation program, including: (i) the elements of our compensation program for our named executive officers listed below (“NEOs”); (ii) the material compensation decisions made under that program and reflected in the executive compensation tables that follow this Compensation Discussion and Analysis; and (iii) the material factors considered in making those decisions.

Robert W. Bryant

Chief Executive Officer and President

Sean M. Lannon

Senior Vice President and Chief Financial Officer

Steven R. Markevich

Executive Vice President and President, Transportation Coatings and Greater China

Brian A. Berube

Senior Vice President, General Counsel and Corporate Secretary

Joseph F. McDougall

Former Executive Vice President and President, Global Refinish and EMEA*

Michael A. Cash

Former Senior Vice President and President, Industrial Coatings*

* For the year ended December 31, 2019, our NEOs listed above include two former executive officers who were not employed by Axalta at the end of fiscal year 2019.

2020 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2019 Highlights

2019 Performance

Axalta performed very well in 2019 even in the face of headwinds, including a slowdown in certain of our end-markets, global macroeconomic uncertainty for large parts of the year, as well as the time and effort required by management to oversee our review of strategic alternatives. Net sales for the year decreased approximately 4.6% while Adjusted EBIT increased roughly 4.7%, and we delivered free cash flow of approximately $475 million, an increase of 31% from 2018. Incremental global pricing actions and productivity gains enabled Axalta to increase margins despite input cost inflation and a slowdown in global automotive and industrial production. These accomplishments, together with the individual performance and key achievements of each NEO, are reflected in the performance-based compensation paid to our NEOs for 2019, as described below.

2019 Annual Bonus Plan
•	Corporate Adjusted EBIT was slightly below target performance, resulting in a payout of 98.9% for this metric
•	Corporate Adjusted Free Cash Flow exceeded maximum performance, resulting in a payout of 200% for this metric
•	Adjusted EBIT for our Transportation business was below target performance, resulting in a payout of 75.2% for this metric for one of our NEOs
•	Adjusted EBIT for our Greater China region, which is led by one of our NEOs, was above target performance, resulting in a payout of 182.2% for this metric
•	Free Cash Flow for our Asia Pacific region was at target performance, resulting in a payout of 100% for this metric for one of our NEOs
•	Our NEOs delivered on various key leadership objectives (detailed below), resulting in payouts ranging from 100% to 150% for the individual performance component

2017-2019 Performance Stock Awards
•
Axalta’s relative total shareholder return was at the 47th percentile of the relevant performance peer group, resulting in performance shares equal to approximately 93% of target earned for this performance period

Review of Strategic Alternatives

In June 2019, our Board of Directors announced that we had begun a process of evaluating a wide range of strategic alternatives to maximize shareholder value, including a potential sale of the Company, changes in capital allocation and ongoing execution of the Company's strategic plan. Certain 2019 compensation decisions, including retention awards for senior management and other key employees, including those for our NEOs as described below in the section “Retention Awards,” were made in light of increased attrition during 2019 as well as the strategic alternatives review process. The Compensation Committee and the Board believed that it was critical to create a stable working environment that would afford our employees the conditions necessary to achieve the Company’s financial and operational performance targets during this period of significant uncertainty. We believe these decisions, which resulted from a unique set of circumstances that we do not expect to reoccur, were critical in the face of challenging market conditions, and the time and attention required of the Company’s management to perform work for the strategic review while continuing to oversee the Company's day-to-day operations. Further, we believe that Axalta's strong 2019 financial results demonstrate the effectiveness of these compensation decisions, which enabled management to successfully execute on our strategy and business plan, amidst a variety of challenges, to achieve our 2019 goals and to position Axalta for continued success in 2020 and beyond.

34	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Alignment with Shareholder Interests

Our Compensation Committee made several modifications to our executive compensation program in 2019 to better align with our compensation philosophy, business strategy and shareholder interests, detailed below:

	Modification		Rationale
Annual performance-based compensation	•	Replaced Adjusted EBITDA with Adjusted EBIT, and increased the weighting of the Free Cash Flow metric	•	Increases focus on a profitability metric that includes the impact of operating depreciation and amortization, and better aligns with external reporting
Long-term equity incentive awards	•
For performance-based awards, replaced TSR as the sole metric with Adjusted EPS and ROIC metrics measured in three one-year periods, and a three-year cumulative period, with TSR as a modifying component
			•	Creates greater focus on underlying drivers of shareholder value creation, while maintaining alignment with shareholder value
			•	Recognizes highly uncertain market conditions, through single and multi-year performance periods, incentivizing participants through the business cycle

Objectives, Philosophy and Practices

Our compensation philosophy is rooted in pay-for-performance, with compensation that is structured to incentivize management to achieve near-term performance targets as well as long-term shareholder value, without motivating undue risk taking. This means that a significant amount of our NEOs’ compensation is performance based, and contingent on the Company achieving near-term and long-term performance targets. Our compensation program includes multiple forms of compensation as well as performance targets, and, as a result, the aggregate compensation that may be earned by our NEOs is not dependent on a single form of compensation or a single performance target. We believe this incentivizes our NEOs to focus on Axalta’s overall performance, without over-emphasizing any particular target.

Overall, we believe our compensation program is structured to attract, motivate and retain highly qualified executives by paying them competitively, consistent with our success and their contribution to that success. We believe compensation should be structured to ensure that a portion of an executive’s compensation opportunity will be related to factors that directly and indirectly influence shareholder value.

2020 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

We maintain several guiding practices and review our compensation programs on an ongoing basis to ensure that market and regulatory best practices are considered and addressed.

What We Do	What We Don’t Do
☑    Align pay and performance

☑    Significant portion of executive officers’ pay is at-risk

☑    Provide sustained focus by setting multiple years
       of performance objectives for performance-based
       equity awards when granted

☑    Apply stock ownership policies for executive
       officers and directors

☑    Incentive compensation recoupment policy

☑    Include “double trigger” change-in-control
       provisions in equity awards

☑    Fully independent Compensation Committee

☑    Independent compensation consultant

☑    Mitigate undue risk in compensation programs

☑    Provide reasonable post-employment and
       change-in-control provisions

☒    No single trigger vesting of equity awards upon a
       change-in-control

☒    No NEO employment agreements

☒    No excessive perquisites

☒    No tax gross-ups

☒    No hedging transactions by officers, directors or
       employees

☒    No pledging of shares as collateral by officers,

       directors or employees

☒    No speculating in short-term movements in price of

       shares by officers, directors or employees

☒    No discounted stock options or repricing
       of underwater options

☒    No excessive risk-taking

Pay for Performance

Total compensation for our NEOs has been allocated between cash and equity compensation, taking into consideration the balance between providing near-term incentives and long-term investment in our financial performance, to align the interests of management with the interests of our shareholders. The variable annual performance-based awards and the long-term equity awards, including the performance-based stock awards, are designed to ensure that total compensation reflects our overall level of success and to motivate the NEOs to meet appropriate performance measures tied to maximizing shareholder value. The mix of base salary and performance-based compensation, including the annual bonus and long-term equity incentive compensation, for our NEOs is shown in the chart below. The Compensation Committee determined this mix, taking into account market compensation information, to balance both long-term and near-term objectives and to motivate each NEO to attain those objectives.

*	Allocations based on target performance levels.

36	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation Program

Compensation for our NEOs consists primarily of the elements, and their corresponding objectives, identified in the following table.

Compensation Element	Primary Objective
Base salary	To recognize performance of job responsibilities and to attract and retain individuals with superior talent.

Annual performance-based compensation	To promote our annual performance objectives across our workforce and reward individual contributions to the achievement of those objectives.

Long-term equity incentive awards
To emphasize our long-term performance objectives, encourage the maximization of shareholder value and retain key executives by providing an opportunity to participate in the ownership of our common shares.

Defined contribution plans	To provide an opportunity for tax-efficient savings and long-term financial security.

Severance arrangements	To encourage the continued focus and dedication of key individuals.

Other elements of compensation and perquisites	To attract and retain talented executives in a cost-efficient manner by providing benefits with high perceived values at relatively low cost to us.

To serve the foregoing objectives, our overall compensation program is generally designed to be adaptive rather than purely formulaic. Our Compensation Committee has primary authority to determine and approve compensation decisions with respect to our NEOs. For 2019, compensation for our NEOs reflected the overall performance of the Company, each individual’s area of responsibility and the individual’s specific contributions to

Axalta’s performance. Our compensation decisions for the NEOs in 2019 are discussed below in relation to each of the above-described elements of our compensation program. The below discussion is intended to be read in conjunction with the executive compensation tables and related disclosures that follow this Compensation Discussion and Analysis.

Review of Strategic Alternatives

In June 2019, our Board of Directors announced that we had begun a comprehensive review of strategic alternatives to maximize shareholder value, including a potential sale of the Company, changes in capital allocation and ongoing execution of the Company's strategic plan. Certain 2019 compensation decisions, including the retention awards made to senior management and other key employees, were made upon the determination by the Compensation Committee that the pendency of the review of strategic alternatives created significant uncertainty for our senior management and key employees regarding their continued employment. As a result, the Compensation Committee believed that there was a heightened risk of departure, particularly in light of the already increased attrition prior to the initiation of the review of strategic alternatives, and that such compensation decisions were critical for the Company to achieve its financial and operational performance targets during this uncertain period of time.

The Compensation Committee discussed the retention awards with its independent compensation consultant and other strategic advisors, and reviewed market data and practices provided by the independent compensation consultant in determining the structure and the amount of the retention awards. We believe that our strong financial and operational performance for 2019 validate these decisions, because they provided stability in a time of significant uncertainty and will incentivize management to continue to drive our strong performance in 2020 and beyond.

2020 PROXY STATEMENT	37

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance: Oversight and Administration of the Executive Compensation Program

Role of the Compensation Committee

The Compensation Committee, which is comprised entirely of independent directors, oversees the Company’s executive compensation program and is provided with the primary authority to establish the general compensation policies of the Company and to determine and approve the compensation paid to our NEOs. The Compensation Committee is charged with, among other things, reviewing compensation policies and practices to ensure: (1) adherence to our compensation philosophies; and (2) that the total compensation paid to our NEOs is fair, reasonable and competitive, taking into account our position within our industry, including our comparative performance, and our NEOs’ level of expertise and experience in their respective positions. In furtherance of the considerations described above, the Compensation Committee is primarily responsible for: (i) determining any future adjustments to base salary and target annual performance-based award levels (representing the non-equity incentive compensation that may be awarded expressed as a percentage of base salary or as a dollar amount for the year) for the CEO and other NEOs; (ii) assessing the performance of the Chief Executive Officer and other NEOs for each applicable performance period; and (iii) determining the awards to be paid to our Chief Executive Officer and other NEOs under the long-term equity incentive program for each year. The Compensation Committee is also delegated authority to administer our Amended and Restated 2014 Incentive Award Plan and approve equity grants under the plan.

To aid the Compensation Committee in making its determinations, the Chief Executive Officer, with input from and in consultation with the Chief Human Resources Officer, provides recommendations to the Compensation Committee regarding the compensation of all NEOs, excluding himself. The Chief Executive Officer does not participate in discussions about his own compensation, which is determined by the Compensation Committee. The Compensation Committee annually reviews the performance and compensation of our senior executives, including the NEOs. In determining compensation levels for our NEOs, the Compensation Committee considers each NEO’s particular position and responsibility, reviews executive compensation data for our industry, and receives advice from the independent compensation consultant as discussed below.

Role of the Independent Compensation Consultant

The Compensation Committee engages an independent compensation consultant on executive compensation matters, including:

•	attending Compensation Committee meetings, including participation in executive sessions, to present and offer independent recommendations, insights and perspectives on compensation matters;
•	assessing how our executive compensation program aligns with pay for performance;
•	informing the Compensation Committee of regulatory and other developments relating to executive compensation practices;
•	assessing the appropriateness of our peer group used for executive compensation benchmarking;
•	advising on the design and structure, as well as performance targets, of our annual and long-term compensation plans;
•	conducting an annual risk assessment of our compensation programs;
•	assessing the market competitiveness of our executive compensation programs; and
•	identifying potential changes to our executive compensation programs to maintain market competitiveness and consistency with business strategies, good governance practices and alignment with shareholder interests.

The Compensation Committee engaged Willis Towers Watson as the independent compensation consultant for assistance in the determination of 2019 compensation. In 2019, the Company paid Willis Towers Watson $124,000 for assistance in determining or recommending the amount or form of executive and director compensation as described in this Compensation Discussion and Analysis and above under the section “Director Compensation,” and $299,000 for other services relating primarily to pension actuarial support and compensation surveys. The Company's engagement of Willis Towers Watson for pension actuarial support and other services predated the Compensation Committee's engagement of Willis Towers Watson as the independent compensation consultant, and the Compensation Committee was aware of the provision of such services by Willis Towers Watson at the time of such engagement.

The Compensation Committee determined that Willis Towers Watson does not have a relationship with the Company that would present a conflict of interest with Willis Towers Watson serving as the committee’s advisor or

38	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

would impair its independence. In making this determination, the Compensation Committee considered, among other things, the following factors: (1) the other services provided to the Company by Willis Towers Watson (primarily related to pension actuarial support and compensation surveys); (2) the amount of fees paid by the Company to Willis Towers Watson as a percentage of its total revenue; (3) Willis Towers Watson’s policies and procedures to prevent or mitigate conflicts of interest; (4) that there are no other business or personal relationships between Willis Towers Watson and members of the Compensation Committee or Axalta executive officers; and (5) none of the Willis Towers Watson representatives who provide compensation services to the Company own any Axalta common shares.

Compensation Peer Group and Survey Data

We believe that total compensation opportunities for our senior management (including the NEOs) should be competitive with comparable opportunities for individuals with similar positions, experience and responsibilities in our marketplace. We generally seek to align base salaries with peer median benchmarks and calibrate variable compensation opportunities to provide actual compensation opportunities above peer benchmarks when Company and individual performance are strong, while providing for consequences when performance targets are not met.

Willis Towers Watson provided the Compensation Committee with a comprehensive report that included publicly available compensation data relating to the peer group set forth in the table below as well as compensation data from Willis Towers Watson’s general industry survey.

The Compensation Committee utilized the peer group set forth below as the primary reference point for benchmarking 2019 compensation for our Chief Executive Officer, Chief Financial Officer and General Counsel. The peer group broadly reflects the companies with which we compete for talent, business and investment capital based on the scope of our operations, as measured by revenue and market capitalization.

Axalta Peer Group
Albemarle Corporation	Olin Corporation
Ashland Global Holdings Inc.	PolyOne Corporation
Cabot Corporation	PPG Industries Inc.
Celanese Corporation	RPM International Inc.
Eastman Chemical Co.	The Chemours Company
H.B. Fuller Company	The Sherwin-Williams Company
Huntsman Corporation	Trinseo S.A.
International Flavors & Fragrances Inc.	Tronox Holdings plc
Kronos Worldwide, Inc.	Valvoline Inc.
Minerals Technologies Inc.	Westlake Chemical Corporation
NewMarket Corporation	W. R. Grace & Co.

The Compensation Committee also utilized Willis Towers Watson’s survey data for benchmarking 2019 compensation as a secondary reference point for the Chief Executive Officer, Chief Financial Officer and General Counsel and

primary reference point for our business leader NEOs as well as other executives. The survey data focuses on general industry companies and matches each discrete executive role.

Role of “Say on Pay” Votes

We provide our shareholders with the opportunity to cast an annual advisory vote on our executive compensation program for our NEOs (referred to as a “Say on Pay” proposal) and consider this vote in future compensation determinations for our NEOs. At our 2019 Annual Meeting, 86% of the votes cast on the “Say on Pay” proposal were voted in favor of the compensation paid to our NEOs, which we consider support for our executive compensation program, practices and policies. Accordingly, no significant changes were made to our compensation program for our NEOs as a result of the 2019 Say on Pay proposal. Notwithstanding historical shareholder support for our compensation program, the Compensation Committee continually reassesses the competitiveness of our pay programs and their appropriateness in supporting our business strategy. Changes to the program have been, and will be, made to align with our business priorities, market norms and best practices.

2020 PROXY STATEMENT	39

COMPENSATION DISCUSSION AND ANALYSIS

Shareholder Feedback

To ensure that our Board and Compensation Committee are apprised of the views of our shareholders and the proxy advisory firms as well as evolving best practices, senior management regularly meets with these parties regarding our executive compensation program and follows developments in their methodologies and analyses. As part of this process, we conduct regular outreach initiatives with our significant shareholders. Since our 2019 Annual Meeting, we met with the holders of an aggregate of approximately 50% of our outstanding common shares. Our Compensation Committee will continue to consider the input from these parties along with the outcome of our shareholders’ votes on Say on Pay proposals when making future decisions on our compensation programs for NEOs. Shareholders who would like to communicate on executive compensation directly with the Compensation Committee or the Board may contact the Board of Directors as described above in the section “Communications with the Board.”

Executive Officer Stock Ownership Guidelines

To directly align the interests of our NEOs with our shareholders, our Compensation Committee has adopted stock ownership and holding guidelines. The guidelines require that, within five years of becoming subject to the guidelines, or the appointment to their current position, our NEOs and other officers listed below must directly or indirectly own an amount of our common shares at least equal to the multiple of their respective base salaries set forth below.

Group	Ownership Level
CEO	5X base salary
Executive Vice President and Senior Vice President direct reports to CEO	2X base salary

An executive that is out of compliance with the ownership requirement must retain 50% of our common shares acquired upon stock option exercises and 75% of our common shares issued upon the vesting of restricted stock, restricted stock unit, performance stock and performance stock unit grants, in each case net of applicable taxes, until the executive satisfies the ownership requirement. The

Compensation Committee annually reviews each NEO’s compliance with the stock ownership and holding guidelines based on the NEO’s current base salary and the price of our common shares as of the end of the prior year. All of our NEOs were in compliance with the guidelines or within the grace period as of December 31, 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

Prohibition on Pledging, Hedging and Other Transactions

Our insider trading policy prohibits our officers, directors and employees from pledging their Axalta common shares as collateral to secure loans, utilizing their common shares as collateral for margin loans, engaging in hedging transactions and otherwise speculating on short-term movements in the price of our common shares.

Incentive Compensation Recoupment Policy

In 2020, our Board of Directors adopted a revised version of the Incentive Compensation Recoupment Policy (the “Recoupment Policy”) that was originally adopted in 2017. The Recoupment Policy provides, among other things, that, in the event the Company must restate its financial results to correct an accounting error due to material noncompliance with any financial reporting requirement under applicable securities laws within three years after the first issuance of such results, the Company, at the discretion of the Compensation

Committee, will seek to recover any incentive compensation (cash or equity-based) from executive officers and other senior management if a lower award would have been made based upon the restated results. As revised, the Recoupment Policy now also permits the Compensation Committee to recoup incentive compensation in certain other instances, including as a result of a covered person’s material breach of certain Company policies.

Elements of 2019 Compensation Program

Base Salary

We set base salaries for our NEOs generally at a level we deem necessary to attract and retain individuals with superior talent. Each year, the Compensation Committee will determine base salary adjustments, if any, after reviewing market data and evaluating the job responsibilities and demonstrated proficiency of the NEOs as assessed by the Compensation Committee and, for NEOs other than the Chief Executive Officer, in conjunction with recommendations to be made by the Chief Executive Officer, with input from and in consultation with the Chief Human Resources Officer.

Based on the Compensation Committee’s review of the job responsibilities, market data, proficiency and individual performance of each NEO as discussed above under “Compensation Governance: Oversight and Administration of the Executive Compensation Program,” in February 2019, the Compensation Committee set base salaries effective April 2, 2019 for all then-serving executive officers. Each NEO’s respective base salary increase at that time is set forth in the table below.

Name	2018	Increase	Effective April 2, 2019
Robert W. Bryant	$950,000	$30,000	$980,000
Sean M. Lannon	$500,000	$15,000	$515,000
Steven R. Markevich	$605,000	$15,125	$620,125
Brian A. Berube(1)	—	—	$490,000
Joseph F. McDougall	$500,000	$20,000	$520,000
Michael A. Cash	$450,000	$18,000	$468,000
(1)	Mr. Berube's base salary was set pursuant to his offer letter when he joined Axalta in June 2019. See the below section “General Counsel Offer Letter” for a description of the material terms of Mr. Berube’s offer letter.

Annual Performance-Based Compensation

We structure our compensation programs to reward NEOs based on our performance and the individual executive’s relative contribution to that performance. This allows NEOs to receive annual performance-based awards under the Annual Bonus Plan (“ABP”) in the event certain specified performance measures are achieved. The ABP pool is determined by the Compensation Committee based upon a pre-established formula with reference to the achievement of corporate-level, business-level and regional performance targets established annually by the Compensation Committee.

The ABP is designed to reward NEOs for contributions made to help us meet our annual performance goals. The amount actually received by the NEOs will depend on our achievement of the performance goals and the NEOs’ individual performance during the year. For the target ABP, the financial performance measures are collectively weighted at 80% and each NEO’s respective individual performance is weighted at 20%.

2020 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS

2019 Annual Bonus Plan Formula

Under the terms of the ABP, the NEOs’ annual incentive awards are based on a percentage of their base salaries. Once the achievement of corporate and business financial performance against targets has been determined, the Compensation Committee reviews and approves the individual performance component of each NEO’s ABP award, which is based on each respective NEO’s business impact, leadership and attainment of individual objectives, as well as other related factors. In addition, in determining the achievement of corporate and business financial performance targets, the Compensation Committee may account for unusual events such as significant foreign currency exchange rate fluctuations, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance.

2019 Annual Bonus Plan Targets

The 2019 target percentage under the ABP approved by the Compensation Committee for each of our NEOs is set forth in the table below. Target-level percentages remained the same for each NEO who was employed by us in 2018.

Name	2018 Target-level percentage (% of base salary)	Increase	2019 Target-level percentage (% of base salary)
Robert W. Bryant	110%	—	110%
Sean M. Lannon	80%	—	80%
Steven R. Markevich	80%	—	80%
Brian A. Berube(1)	—	—	70%
Joseph F. McDougall(2)	70%	—	70%
Michael A. Cash(3)	70%	—	70%
(1)	Mr. Berube joined Axalta in June 2019. See the below section “General Counsel Offer Letter” for a description of the material terms of Mr. Berube’s offer letter.
(2)	Mr. McDougall was not eligible for an ABP award due to his voluntary resignation from the Company effective April 2019.
(3)	Mr. Cash was not eligible for an ABP award due to his voluntary resignation from the Company effective May 2019.

For the year ended December 31, 2019, financial performance metrics under the ABP were based upon Adjusted EBIT (as defined below) and Adjusted Free Cash Flow (as defined below) on a Corporate level and, for Mr. Markevich, with respect to the business unit and region he oversees. For this purpose, “Adjusted EBIT” was defined as our adjusted earnings before interest expense or tax expense adjusted for certain items that the Company believed due to discrete events should not be included in our incentive compensation metrics. “Adjusted Free Cash Flow” was defined as cash flows from operations plus interest proceeds from net investment hedges less capital expenditures adjusted for certain items that the Company believed due to discrete events should not be included in our incentive compensation metrics. Adjusted EBIT was chosen as the principal financial performance metric for the ABP, and weighted at 50% of the target ABP award, because we believe that it best reflects the financial performance of our Company. Adjusted Free Cash Flow was chosen, and weighted at 30% of the target ABP award, because we believe the amount of free cash flow that we generate each year is essential for us to maintain appropriate working capital, complete acquisitions and otherwise deploy capital, including returning capital to shareholders through share repurchases.

For each performance year under the ABP, the Compensation Committee assigns a target, threshold and maximum value to each financial performance metric. The

42	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee sets these metrics in order to challenge our executives, including our NEOs, to drive our financial and business performance, taking into account the state of our business and industry dynamics. The financial performance measures are assigned a weight of 80% of the ABP at target, and the actual payout can range from 0 to 200% of the assigned target weighting depending on our achievement of such performance measures. Award amounts for performance between the threshold and maximum levels are determined at the beginning of the applicable performance period and depend on the level of achievement for each metric relative to its assigned performance target, in accordance with a predetermined payout matrix. The minimum award under the payout matrix (i.e., 50% of the target award) is payable only upon achievement of the threshold performance goals for each financial performance metric. For the year ended December 31, 2019, the minimum achievement threshold for each financial performance metric was 85% (i.e., >85% of target Adjusted EBIT, and

>85% of target Adjusted Free Cash Flow). If the threshold performance goal for a financial performance metric is not achieved, the award for that metric is zero. The maximum award under the payout matrix (i.e., 200% of the target award) is payable only upon achievement of maximum-level performance goals for each financial performance metric (i.e., 108% of Adjusted EBIT and 108% of Adjusted Free Cash Flow). Award amounts increase linearly with a 3.3:1 slope between threshold and target-level financial performance and linearly with a 12.5:1 slope between target and maximum-level financial performance.

For the individual performance component, the Compensation Committee approves an individual performance factor for each NEO, which reflects each NEO’s performance, business impact, contributions and leadership, among other factors. The individual performance factor is assigned a weight of 20% of each NEO’s ABP at target, and the actual payout can range from 0 to 200% of the target weighting depending on the NEO’s individual contributions during the performance period.

2019 Annual Bonus Plan Results

For 2019, the Compensation Committee considered the following key achievements in approving the individual performance component for each of our NEOs, excluding Messrs. McDougall and Cash who were not entitled to an ABP award due to the termination of their employment in 2019:

Name	Individual Performance Payout	2019 Achievements
Robert W. Bryant	125%	•	Leadership of global organization and achievement of financial and operational goals despite a challenging operating environment
		•	Launched new vision and long-term strategy focused on innovation, greater customer intimacy, and speed and flexibility of business models
		•	Improved operations and supply chain performance, including an increased focus on employee safety, resulting in best-in-class safety performance
		•	Multiple initiatives to increase employee engagement and empowerment and to accelerate development
		•	Played a critical role in several large commercial negotiations with strategic customers within our Refinish, Transportation, and Industrial businesses
Sean M. Lannon	150%	•	Leadership of global Finance function
		•	Oversight of multi-year business transformation initiative slated to deliver significant global business process improvements and efficiencies
		•	Led effort to significantly improve the Company’s working capital
		•	Played a critical role in successful commercial negotiations with strategic customers within our Refinish business
Steven R. Markevich	100%	•	Leadership of global Transportation Coatings business and Greater China region
		•	Responded to challenging market conditions by delivering strong financial performance
		•	Led pricing actions and cost optimization initiatives that resulted in strong Adjusted EBIT performance in Greater China
		•	Oversaw the successful launch of new industry leading clearcoat technology, Lumeera, and many colors and new products in our Transportation Coatings business
Brian A. Berube	100%	•	Assumed leadership of the global Legal team upon joining Axalta in June 2019
		•	Provided critical support to the Board in ongoing corporate governance matters, including the Company’s review of strategic alternatives and director transitions

2020 PROXY STATEMENT	43

COMPENSATION DISCUSSION AND ANALYSIS

The following chart sets forth for each NEO, other than other than for Messrs. McDougall and Cash who were not entitled to an ABP award due to the termination of their employment in 2019, the weighting of each performance metric, the threshold, target and maximum performance goals, the actual performance achieved for the year ended December 31, 2019, and resulting weighted bonus payout percentage:

Name	Metric	Weighting (%)	Threshold ($ MM)	Target ($ MM)	Maximum ($ MM)	Achieved ($ MM)	Weighted Bonus Payout %
R. Bryant	Axalta Adj. EBIT(1)	50	501	590	637	588	49
	Axalta Adj. FCF(2)	30	373	439	474	477	60
	Individual Performance	20	—	—	—	125%	25
		100					134
S. Lannon	Axalta Adj. EBIT(1)	50	501	590	637	588	49
	Axalta Adj. FCF(2)	30	373	439	474	477	60
	Individual Performance	20	—	—	—	150%	30
		100					139
S. Markevich	Transportation Adj. EBIT(1)(3)	30	—	—	—	—	23
	Greater China Adj. EBIT(3)	10	—	—	—	—	18
	Axalta Adj. EBIT(1)	10	501	590	637	588	10
	Axalta Adj. FCF(2)	24	373	439	474	477	48
	Asia Pacific Adj. FCF(2)(3)	6	—	—	—	—	6
	Individual Performance	20	—	—	—	100%	20
		100					125
B. Berube	Axalta Adj. EBIT(1)	50	501	590	637	588	49
	Axalta Adj. FCF(2)	30	373	439	474	477	60
	Individual Performance	20	—	—	—	100%	20
		100					129
(1)	Excludes the impact of divestitures.
(2)	Excludes the impact of certain cash elements or items not included within Adjusted EBIT.
(3)	Region and business unit financial performance metric targets and actual performance not reported externally.

44	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Based on the considerations described above, our level of performance in relation to the corporate and business financial performance targets and each NEO’s individual performance component, the awards earned by our NEOs under the ABP are set forth in the table below, other than for

Messrs. McDougall and Cash who were not entitled to an ABP award due to the termination of their employment in 2019. These awards reflect the financial performance of the Company in 2019, while also recognizing the individual achievements of each NEO in 2019.

Name	Actual Award	% of Base Salary	% of Target Bonus
Robert W. Bryant	$1,449,910	148%	134%
Sean M. Lannon	$574,740	112%	139%
Steven R. Markevich	$617,397	100%	125%
Brian A. Berube	$444,185	91%	129%

Long-Term Equity Incentive Awards

Our NEOs are eligible to receive long-term equity incentive awards, which are designed to make up a majority of their total compensation, pursuant to our long-term incentive programs as in effect from time to time. In 2019, our NEOs received long-term incentive awards under our Amended and Restated 2014 Incentive Award Plan. The allocation of 50% performance share unit awards (“PSUs”), 25% stock options and 25% restricted stock unit awards (“RSUs”) that were granted in 2019 is designed to motivate and retain our executives and align their interests with those of our shareholders. All equity types are each subject to a risk of forfeiture should the executive’s employment terminate prior to the vesting date absent certain exceptions. Prior to 2019, the long-term equity incentive awards granted to our NEOs (other than Mr. Lannon) were in the form of performance stock awards ("PSAs") instead of performance share units and restricted stock awards ("RSAs") instead of restricted stock units.

Annual awards under our long-term incentive program were granted (at target value) in 2019 as follows:

Name	PSUs ($)	RSUs ($)	Options ($)	Total ($)
Robert W. Bryant	2,000,000	1,000,000	1,000,000	4,000,000
Sean M. Lannon	500,000	250,000	250,000	1,000,000
Steven R. Markevich	850,000	425,000	425,000	1,700,000
Brian A. Berube(1)	475,000	237,500	237,500	950,000
Joseph F. McDougall(2)	650,000	325,000	325,000	1,300,000
Michael A. Cash(3)	600,000	300,000	300,000	1,200,000
(1)	Mr. Berube received a sign-on equity award in connection with his appointment as our Senior Vice President, General Counsel and Corporate Secretary. The table above does not include Mr. Berube's sign-on equity awards (options and RSUs), which are described below under the heading "General Counsel Offer Letter."
(2)	Mr. McDougall voluntarily resigned from the Company effective April 2019 and all of his unvested Company equity was forfeited as of such time.
(3)	Mr. Cash voluntarily resigned from the Company effective May 2019 and all of his unvested Company equity was forfeited as of such time.

2020 PROXY STATEMENT	45

COMPENSATION DISCUSSION AND ANALYSIS

Performance-Based Stock Awards

2017-2019 Target PSUs and PSAs

The target number of annual PSUs and PSAs granted to our NEOs during the years ended December 31, 2019, 2018 and 2017 is listed below.

Name	Target Number of PSUs Granted 2019	Target Number of PSAs Granted 2018		Target Number of PSAs Granted 2017
Robert W. Bryant	80,256	25,159		25,440
Sean M. Lannon	20,064	5,199	(1)	—	(2)
Steven R. Markevich	34,109	28,513		28,833
Brian A. Berube(3)	18,804	—		—
Joseph F. McDougall(4)	26,083	21,804		15,264
Michael A. Cash(5)	24,077	18,450		16,960
(1)	Mr. Lannon was granted PSUs for 2018.
(2)	Executive was not a NEO for such year.
(3)	Mr. Berube joined Axalta in June 2019.
(4)	Mr. McDougall’s 2019 PSUs, and unvested 2017 and 2018 PSAs, were forfeited due to his voluntary resignation from the Company effective April 2019.
(5)	Mr. Cash’s 2019 PSUs, and unvested 2017 and 2018 PSAs, were forfeited due to his voluntary resignation from the Company effective May 2019.

2019 PSUs

For PSUs granted to our NEOs in 2019, we replaced relative total shareholder return (“TSR”) as the sole metric under which PSUs are earned. The Compensation Committee believes that the new PSU design will better incentivize management to focus on driving our financial performance and shareholder value. The committee added Adjusted EPS and return on invested capital (“ROIC”) as new performance metrics for the PSUs because the committee believes these metrics are critical indicators of the performance and health of our Company in terms of profitability and capital discipline, which will have a direct impact on long-term, sustainable shareholder value.

Under the new plan design, PSUs granted in 2019 may be earned based on Adjusted EPS and ROIC metrics over four performance periods, comprising three individual annual performance periods, each of 2019, 2020 and 2021, as well as a single three-year cumulative performance period beginning on January 1, 2019 and ending on December 31, 2021. Each of the annual performance periods is weighted at 20% and the cumulative three-year performance period is weighted at 40% of the target award. Relative TSR serves as a modifying component to the total number of PSUs earned during all of the performance periods, based on significant under- or over-performance of the Company’s stock relative to the S&P 500 during the three-year period. The weighting of Adjusted EPS and ROIC for each performance period is as follows:

PSU Performance Period and Metric Weight at Target
Metric	2019	2020	2021	3-Year Period	Total
Adjusted EPS	14%	14%	14%	28%	70%
ROIC	6%	6%	6%	12%	30%
Total*	20%	20%	20%	40%	100%
*	Subject to TSR modifier described below

46	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee set threshold, target and maximum Adjusted EPS and ROIC performance targets for each performance period in February 2019 when the 2019 PSUs were awarded, with the performance targets selected based on the Company’s long-term strategic growth plan. The actual number of shares awarded will be between 0 and 200% of the target PSU grant.

The Compensation Committee will determine Adjusted EPS and ROIC at the end of each performance period, and the results will be measured against that period’s pre-established targets. In making such determination, the Compensation Committee has discretion to account for unusual events such as significant foreign currency exchange rate fluctuations, extraordinary transactions, asset dispositions and purchases, and mergers and acquisitions if, and to the extent, the Compensation Committee does not consider the effect of such events indicative of our performance. PSUs are “banked” (i.e., earned) for the three annual performance periods as well as the three-year cumulative performance period based on the Compensation Committee’s determination of the Company’s achievement of Adjusted EPS and ROIC metrics, respectively, during the applicable performance period. Where performance for Adjusted EPS and ROIC is achieved at a level between threshold and target and target and maximum, the number of banked PSUs is calculated using straight-line interpolation. PSUs that are banked will, subject to the TSR modifier, vest at the end of the three-year cumulative performance period. Accelerated vesting may occur upon certain terminations of employment following a change-in-control as described below under the section “Severance Arrangements.”

The table below sets forth the PSUs, as a percentage of the target PSU grant, that may be banked (subject to the TSR modifier) for the three annual performance periods as well as the three-year cumulative performance period, based on the Compensation Committee’s determination of the Company’s achievement of Adjusted EPS and ROIC metrics, respectively, during the applicable performance period.

PSU Banking for each Annual Performance Period – 2019, 2020 and 2021
Actual Performance	PSUs that may be banked (as a percentage of the target award) based on Adjusted EPS actual performance	PSUs that may be banked (as a percentage of the target award) based on ROIC actual performance	Total PSUs that may be banked as a percentage of the target award
<Threshold	0%	0%	0%
Threshold	3.5%	1.5%	5%
Target	14%	6%	20%
Maximum	28%	12%	40%

2020 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

PSU Banking for the Cumulative Three-Year Performance Period – January 1, 2019 through December 31, 2021
Actual Performance	PSUs that may be banked (as a percentage of the target award) based on Adjusted EPS actual performance	PSUs that may be banked (as a percentage of the target award) based on ROIC actual performance	Total PSUs that may be banked as a percentage of the target award
<Threshold	0%	0%	0%
Threshold	7%	3%	10%
Target	28%	12%	40%
Maximum	56%	24%	80%

For example, if 1,000 PSUs are granted (at target), and the Company achieves target performance for both Adjusted EPS and ROIC during each of the 2019 and 2020 annual performance periods and maximum performance for both metrics during the 2021 annual performance period and the three-year cumulative performance period, 1,600 PSUs would be banked in the aggregate as follow: (1) 200 PSUs would be banked for each of the 2019 and 2020 annual performance periods, (2) 400 PSUs would be banked for the 2021 annual performance period, and (3) 800 PSUs would be banked for the three-year cumulative performance period.

The total amount of banked PSUs for the three annual performance periods as well as the three-year cumulative performance period are then multiplied by a modifier, subject to the 200% maximum of the target award, based on the Company’s TSR relative to the S&P 500 during the three-year cumulative performance period, as follows:

Company TSR	Modifier to Earned Award
Equal to or less than 25th percentile	Decrease by 25%
Greater than the 25th percentile but less than the 75th percentile	No Adjustment
Equal to or greater than the 75% percentile	Increase by 25%

Earned awards, if any, will vest upon the Compensation Committee’s determination (February 2022) of the Company’s achievement of Adjusted EPS and ROIC metrics,

as well as TSR, for the three-year cumulative performance period, subject to the executive’s continued employment as of the date of such determination.

2019 Banked PSUs

In February 2020, the Compensation Committee reviewed the Company’s performance relative to the Adjusted EPS and ROIC performance targets that the committee set in February 2019, with the Company achieving Adjusted EPS of $1.41, which was 102% of target, and ROIC of 13.40%, which was 99.9% of target. The number of PSUs banked by our NEOs, other than for Messrs. McDougall and Cash whose 2019 PSUs were forfeited due to the termination of their employment in 2019, for the 2019 annual performance period are shown below.

Name	2019 Banked PSUs
Robert W. Bryant	18,252
Sean M. Lannon	4,563
Steven R. Markevich	7,758
Brian A. Berube	4,277

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COMPENSATION DISCUSSION AND ANALYSIS

2017-2019 Performance Share Cycle Payout

The performance period for the PSAs granted to our NEOs in 2017 ended on December 31, 2019, with the payout determined by the Company’s TSR, relative to a predetermined set of peer companies (as set forth in the Company’s 2018 proxy statement) during the performance period, 2017-2019. The following table sets forth the levels of performance established for the PSAs granted during 2017, as well as the actual PSAs earned (other than for Messrs. McDougall and Cash whose 2017 PSAs were forfeited due to the termination of their employment in 2019) based on the Company’s relative TSR at the 47th percentile of the peer companies.

Relative TSR	Shares Awarded (% of Target)(1)
<30th percentile	0%
30th percentile	50%
40th percentile	75%
50th percentile	100%
70th percentile	150%
90th percentile	200%
(1)	For relative TSR between two thresholds, shares awarded will be determined using straight-line interpolation.
Name	2017 Target PSAs	2017 PSAs Earned
Robert W. Bryant	25,440	23,570
Sean M. Lannon(1)	—	—
Steven R. Markevich	28,833	26,713
Brian A. Berube(2)	—	—
(1)	Executive was not a NEO for such year.
(2)	Executive was not an employee for such year.

Stock Options

Generally, stock options granted under our equity incentive plan have vesting schedules that are designed to encourage an employee’s continued employment. Stock options align employee and shareholder interests by rewarding the employee for Company performance only where the Company’s stock price exceeds the option exercise price (i.e., the closing price of the Company’s stock on the date of grant). Stock options granted in 2019 expire ten years from the date of the grant (or six months after termination of service, if earlier, with respect to vested options) and vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment on each applicable vesting date. Accelerated vesting may occur upon certain terminations of employment following a change-in-control as described below under the section “Severance Arrangements.” The number of stock options awarded to our NEOs during the years ended December 31, 2019, 2018 and 2017 is listed below.

Name	Number of Options Granted 2019		Number of Options Granted 2018		Number of Options Granted 2017
Robert W. Bryant	154,320		47,827		48,825
Sean M. Lannon	38,580		9,884		—	(1)
Steven R. Markevich	65,586		54,205		55,335
Brian A. Berube	37,387	(2)	—	(3)	—	(3)
Joseph F. McDougall(4)	50,154		41,450		29,295
Michael A. Cash(5)	46,296		35,073		32,550
(1)	Executive was not a NEO for such year.
(2)	Does not include sign-on option awards described in the section below “General Counsel Offer Letter.”
(3)	Executive was not an employee for such year.
(4)	Mr. McDougall’s 2019 stock options, and unvested 2017 and 2018 stock options, were forfeited due to his voluntary resignation from the Company effective April 2019.
(5)	Mr. Cash’s 2019 stock options, and unvested 2017 and 2018 stock options, were forfeited due to his voluntary resignation from the Company effective May 2019.

2020 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS

RSUs and RSAs

As with stock options, RSUs and RSAs granted under our equity incentive plan generally have vesting schedules that are designed to encourage a recipient’s continued employment. The annual RSUs granted to our NEOs in 2019 vest in three substantially equal annual installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment on each applicable vesting date. Accelerated vesting may occur upon certain terminations of employment following a change-in-control as described below under the section “Severance Arrangements.” The number of RSUs and RSAs granted to our NEOs during the years ended December 31, 2019, 2018 and 2017 is listed below.

Name	Number of RSUs Granted 2019		Number of RSAs Granted 2018(1)		Number of RSAs Granted 2017
Robert W. Bryant	40,128		12,579		12,720
Sean M. Lannon	10,302		2,599	(2)	—	(3)
Steven R. Markevich	17,054		14,256		14,416
Brian A. Berube	9,402	(4)	—	(5)	—	(5)
Joseph F. McDougall(6)	13,041		10,902		7,632
Michael A. Cash(7)	12,038		9,225		8,480
(1)	Does not include retention RSUs described in the Company’s 2019 proxy statement.
(2)	Mr. Lannon was granted RSUs in 2018.
(3)	Executive was not a NEO for such year.
(4)	Does not include sign-on RSUs described in the section below “General Counsel Offer Letter.”
(5)	Executive was not an employee for such year.
(6)	Mr. McDougall’s 2019 RSUs, and unvested 2017 and 2018 RSAs, were forfeited due to his voluntary resignation from the Company effective April 2019.
(7)	Mr. Cash’s 2019 RSUs, and unvested 2017 and 2018 RSAs, were forfeited due to his voluntary resignation from the Company effective May 2019.

Retention Awards

In September 2019, at the recommendation of the Compensation Committee, the Board approved a retention program (the “Retention Program”) for certain senior management and other key employees, including our NEOs, in order to address the elevated risk of departures of senior management and other key employees resulting from increased 2019 attrition as well as the review of strategic alternatives. The Compensation Committee discussed the Retention Program with its independent compensation consultant and other strategic advisors and reviewed market data and practices provided by the independent compensation consultant in determining the structure and the amount of the awards granted under the Retention Program. We believe that our strong 2019 financial and other performance was enabled by the Retention Program.

Under the terms of the Retention Program applicable to our NEOs, if a NEO is terminated by the Company with

“cause” or the officer resigns without “good reason” prior to the earlier of March 31, 2021 or within three months following a “change-in-control,” the NEO shall repay to the Company the entire amount of the retention award, which amount includes the value of the taxes withheld when the award was paid. If the NEO is terminated by the Company without cause or resigns for good reason prior to the earlier of March 31, 2021 or within three months following a “change-in-control,” the NEO will be entitled to keep the full amount of the retention award. In addition, the entire amount of a NEO’s award is subject to recoupment if the NEO breaches a material agreement with the Company. Additional information about the retention awards granted to our NEOs under the Retention Program is set forth in the “Bonus” column of the Summary Compensation Table.

50	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

Defined Contribution Plans

401(k) Plan

We maintain a defined contribution plan (the “401(k) Plan”) that is tax-qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”). The 401(k) Plan permits our eligible employees to defer receipt of portions of their eligible compensation, subject to certain limitations imposed by the Code. Employees may make pre-tax contributions, Roth contributions, catch-up contributions and after-tax contributions to the 401(k) Plan. The 401(k) Plan provides matching contributions in an amount equal to 100% of each participant’s pre-tax contributions and/or Roth contributions up to a maximum of 4% of the participant’s annual eligible compensation, subject to certain other limits, and a company contribution of up to 2% of the participant’s annual eligible compensation. The company contribution was discretionary based on Company financial performance for years prior to 2019 and became non-discretionary in fiscal year 2019. For fiscal year 2020, the Company increased the amount of the company contribution from 2% to 3%. Participants are 100% vested in all contributions, including company contributions. The 401(k) Plan is offered on a nondiscriminatory basis to all of our U.S. salaried employees, including the NEOs.

Deferred Compensation Plans

In addition to the 401(k) Plan, in 2019 we maintained two nonqualified deferred compensation plans for a select group of highly compensated, senior management employees, including NEOs.

The Axalta Coating Systems, LLC Retirement Savings Restoration Plan, which has been frozen since 2014, permitted participants to defer their base salary in excess of the Code compensation limits (up to a maximum of 6%), and provided matching contributions in an amount equal to 100% of the participant’s contributions as well as a nonelective contribution equal to 3% of the participant’s compensation that is in excess of the annual limit under section 401(a)(17) of the Code.

The Axalta Coating Systems, LLC Nonqualified Deferred Compensation Plan became effective June 1, 2014. Members of our senior management team, including our NEOs, are eligible to defer up to 100% of their base salary in excess of the annual limits under section 401(a)(17) of the Code to this plan, provided that these individuals first maximize their elective deferrals to the 401(k) Plan. Participants in the plan may also defer future bonus amounts. This plan provides for an excess matching contribution and an excess non-elective contribution, each provided at the Company’s discretion, as well as an additional discretionary contribution as determined by the Compensation Committee.

2020 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS

Severance Arrangements

The Company has entered into Executive Restrictive Covenant and Severance Agreements with each of our NEOs (collectively, the “Executive Agreements”). The Executive Agreements tie the length of each NEO’s non-competition and non-solicitation periods to the amount of severance benefit the NEO is entitled to receive.

The restrictive covenants in the Executive Agreements, among other things, prohibit the executives from competing with the Company or soliciting the Company’s customers or employees for a period of 12–24 months following termination of employment. In addition, the Executive Agreements contain non-disparagement, confidentiality and assignment of inventions provisions for the benefit of the Company.

The Executive Agreements provide that, upon the termination of the executive’s employment without cause or the resignation of employment by the executive for good reason (each a “Qualifying Termination”), the executive generally will be entitled to receive, subject to the executive signing and not revoking a general release of claims and compliance with the restrictive covenants, (i) severance payments equal to the greater of (a) one to two times the sum of the executive’s annual base salary and average bonus for the prior two years and (b) one to two times the sum of the executive’s annual base salary and target annual bonus amount (which equals the greater of the target annual bonus amount (x) as in effect at the time of the Qualifying Termination, (y) at the highest level in effect at any time during the ninety day period prior to Qualifying Termination, or (z) at the highest level in effect at any time during the ninety day period prior to a Change in Control); (ii) to the extent unpaid as of the termination date, an amount of cash equal to any bonus amount earned by the executive for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; and (iii) a lump sum payment equal to the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 12–24 months after the termination date. The following table sets forth the severance payment multiple, severance period and health insurance payment multiple applicable to each NEO in connection with a Qualifying Termination pursuant to the NEOs’ individual Executive Agreements:

Name	Severance Payment Multiple	Severance Period	Health Insurance Payment Multiple
Robert W. Bryant	Greater of (i) 2x base salary and 2x 2-year average bonus or (ii) 2x base salary and 2x target bonus	24 months	24
Sean M. Lannon	Greater of (i) 1x base salary and 1x 2-year average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
Steven R. Markevich	Greater of (i) 1.5x base salary and 1.5x 2-year average bonus or (ii) 1.5x base salary and 1.5x target bonus	18 months	18
Brian A. Berube	Greater of (i) 1x base salary and 1x 2-year average bonus or (ii) 1x base salary and 1x target bonus	12 months	12
Joseph F. McDougall(1)	Greater of (i) 1.5x base salary and 1.5x 2-year average bonus or (ii) 1.5x base salary and 1.5x target bonus	18 months	18
Michael A. Cash(2)	Greater of (i) 1.5x base salary and 1.5x 2-year average bonus or (ii) 1.5x base salary and 1.5x target bonus	18 months	18
(1)	Following Mr. McDougall’s resignation in April 2019, no severance benefits were paid or are due under his Executive Agreement.
(2)	Following Mr. Cash’s resignation in May 2019, no severance benefits were paid or are due under his Executive Agreement.

52	AXALTA COATING SYSTEMS

COMPENSATION DISCUSSION AND ANALYSIS

If a Qualifying Termination occurs within two years after a change-in-control of the Company, the Executive Agreements provide that the executive will be entitled to receive, subject to the executive signing and not revoking a general release of claims and compliance with the restrictive covenants, in lieu of the amounts above, (i) a lump sum severance payment equal to two to three times the executive’s annual base salary; (ii) a lump sum severance payment equal to two to three times the executive’s target annual bonus amount (which equals the greater of the target annual bonus amount (x) as in effect at the time of the Qualifying Termination, (y) at the highest level in effect at any time during the ninety day period prior to Qualifying Termination, or (z) at the highest level in effect at any time during the ninety day period prior to a Change in Control); (iii) to the extent unpaid as of the termination date, an amount of cash equal to any bonus amount earned by the executive for the year prior to the year of termination and paid at the same time annual bonuses are generally paid to the Company’s executives; (iv) a lump sum payment equal to the estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 24–36 months after the termination date; and (v) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the executive is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.

The following table sets forth the severance and health insurance payment multiples applicable to each NEO in connection with a Qualifying Termination occurring within two years after a change-in-control pursuant to the NEOs’ individual Executive Agreements:

Name	Severance Payment Multiple	Health Insurance Payment Multiple
Robert W. Bryant	3x	36
Sean M. Lannon	2x	24
Steven R. Markevich	2x	24
Brian A. Berube	2x	24
Joseph F. McDougall(1)	2x	24
Michael A. Cash(2)	2x	24
(1)	Following Mr. McDougall’s resignation in April 2019, no severance benefits were paid or are due under his Executive Agreement.
(2)	Following Mr. Cash’s resignation in May 2019, no severance benefits were paid or are due under his Executive Agreement.

The foregoing amounts are in addition to the payment of all earned but unpaid base salary through the termination date and any other vested benefits to which the executive is entitled under the Company’s benefit plans and arrangements.

General Counsel Offer Letter

In June 2019, Mr. Berube was appointed as our Senior Vice President, General Counsel and Corporate Secretary, and, in connection with his appointment, Mr. Berube and Axalta entered into an offer letter with the following compensatory arrangements:

•	An initial annual base salary of $490,000.
•	A target ABP percentage for 2019 of 70% of his annual base salary. The Compensation Committee determined that Mr. Berube should be eligible to earn the full ABP award amount, instead of a prorated amount, for 2019, to compensate him for the loss of his bonus that he otherwise would have been eligible had he remained with his prior employer. The actual 2019 ABP award for Mr. Berube is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
•	2019 long-term equity incentive awards, on terms consistent with the annual long-term equity incentive awards provided to the Company’s senior management, with an aggregate target grant date value of $950,000, as described in the Compensation Discussion and Analysis section of this Proxy Statement. The Compensation Committee determined that Mr. Berube should be granted 2019 long-term equity awards with a grant date fair value commensurate to the amount of the award he would have received if he had been employed for all of fiscal year 2019, instead of a prorated amount, to compensate him for compensation that he forfeited following his termination of service with his prior employer.
•	2020 long-term equity incentive awards with an aggregate target grant date value of $950,000, to be

2020 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS

granted at the same time and on the same terms as the annual long-term equity incentive awards provided to the Company’s senior management.

•	A sign-on cash bonus of $775,000. The bonus is repayable (after taxes) if Mr. Berube’s employment is terminated by the Company for “cause” or Mr. Berube terminates his employment without “good reason” (other than due to his death or disability) as follows: (i) 100% if termination occurs prior to the first anniversary of Mr. Berube’s start date; (ii) 67% if termination occurs after the first but prior to the second anniversary of Mr. Berube’s start date; and (iii) 33% if termination occurs after the second but prior to the third anniversary of Mr. Berube’s start date. If applicable, repayment of the sign-on bonus is required within 30 days following Mr. Berube’s termination of service.
•	Sign-on equity awards with an aggregate grant date fair value of $750,000, allocated 75% to RSUs and 25% to nonqualified stock options. The awards vest 25% on each of the first and second anniversaries, and 50% on the third anniversary, of the grant date, subject to accelerated vesting upon termination of Mr. Berube’s employment (i) by the Company without “cause,” (ii) by Mr. Berube for “good reason,” or (iii) as a result of his death or disability.
•	The Compensation Committee approved the grants to Mr. Berube of the sign-on cash and equity awards described above to compensate him for the compensation that he forfeited upon leaving his prior employer to join Axalta.
•	Certain relocation benefits as described in the “All Other Compensation” column of the Summary Compensation Table.

Other Elements of Compensation and Perquisites

We provide our NEOs with certain relatively low-cost personal benefits and perquisites, which we do not consider to be a significant component of executive compensation but which are nonetheless an important factor in attracting and retaining talented executives. Our NEOs are eligible under the same plans as all other employees for medical, dental, vision and short-term disability insurance, and may participate to the same extent as all other employees in our tuition reimbursement program. We also provide the following additional perquisites to our NEOs and certain other senior management personnel: executive physical, umbrella liability insurance, global travel insurance, parking benefits, travel for spousal attendance at certain business functions, and limited personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes.

54	AXALTA COATING SYSTEMS

COMPENSATION COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

The Compensation Committee of the Board of Directors consists of the three directors named below.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis,” or CD&A, section of this Proxy Statement required by Item 402(b) of Regulation S-K promulgated by the SEC. Based on the Committee’s review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

Respectfully submitted,

COMPENSATION COMMITTEE

Elizabeth C. Lempres (Chair)
Deborah J. Kissire
Robert M. McLaughlin

2020 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid to our NEOs for the years ended December 31, 2019, 2018 and 2017.

Name and Principal Position	Year		Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation(5) ($)	Total ($)
Robert W. Bryant	2019		971,923	3,000,000	3,433,753	1,085,055	1,449,910	926	33,661	9,975,228
Chief Executive Officer and	2018		673,942	—	2,624,569	374,992	649,400	805	24,625	4,348,333
President	2017		585,961	—	1,344,504	374,996	412,056	660	23,988	2,742,165
Sean M. Lannon	2019		510,962	2,000,000	858,438	271,264	574,740	44,567	42,978	4,302,949
Senior Vice President and	2018		384,500	—	628,025	77,496	209,800	—	25,828	1,325,649
Chief Financial Officer	2017	(6)	—	—	—	—	—	—	—	—
Steven R. Markevich	2019		616,053	1,500,000	1,459,340	461,148	617,397	160,011	57,349	4,871,298
Executive Vice President and	2018		600,961	—	2,787,825	425,000	345,400	—	16,338	4,175,524
President Transportation
Coatings & Greater China	2017		585,961	—	1,523,809	424,995	369,930	113,478	20,121	3,038,294
Brian A. Berube	2019		256,308	2,275,000	1,345,132	432,108	444,185	—	59,510	4,812,243
Senior Vice President, General	2018	(7)	—	—	—	—	—	—	—	—
Counsel and Corporate Secretary	2017	(7)	—	—	—	—	—	—	—	—
Joseph F. McDougall	2019		164,615	—	1,115,948	352,643	—	94,542	22,925	1,750,673
Former Executive Vice President and	2018		486,539	—	2,461,280	324,993	338,600	—	54,881	3,666,293
President, Global Refinish &	2017		445,962	—	806,702	224,997	282,594	41,278	43,541	1,845,074
EMEA
Michael A. Cash	2019		202,154	—	1,030,121	325,516	—	14,196	18,887	1,590,874
Former Senior Vice President and	2018		439,231	—	2,298,024	274,993	338,300	—	32,072	3,382,620
President, Industrial Coating	2017		404,615	75,000	896,336	249,997	136,325	4,923	27,372	1,794,568
(1)	On September 8, 2019, Axalta established the Retention Program, as described above under the heading “Retention Awards.” Under the Retention Program, Messrs. Bryant, Lannon, Markevich and Berube received a cash payment equal to $3,000,000, $2,000,000, $1,500,000, and $1,500,000, respectively. The entire amount of each such award payable to each NEO is subject to clawback or recoupment if the NEO resigns without good reason or the NEO's employment is terminated for cause prior to the earlier of March 31, 2021 or the date that is three months following a change-in-control. The amount reflected for Mr. Berube also includes a $775,000 sign-on cash bonus, which is also subject to repayment conditions, as described above under the heading “General Counsel Offer Letter.”
(2)	Amounts represent the aggregate grant date fair value of stock awards determined in accordance with FASB ASC Topic 718. Refer to Note 9 in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for information regarding the assumptions used to value these awards. These values do not represent amounts paid to or realized by the applicable NEO. Stock awards for 2018 include the retention RSUs granted to Messrs. Bryant, Lannon, Markevich, McDougall and Cash, as described in the Company's 2019 proxy statement. Stock awards for 2019 include, in addition to the annual grants of RSUs and PSUs, the sign-on RSUs for Mr. Berube, as described above under the heading "General Counsel Offer Letter." Stock awards granted in 2017, 2018 and 2019 include both time-based RSUs and RSAs and performance-based PSUs and PSAs, and the grant date fair value included for PSUs and PSAs is based on performance at target levels, which was the assumed probable outcome of such conditions as of the grant date. Assuming that the highest level of performance conditions will be achieved for the PSUs and PSAs, the grant date values of the total stock awards made in the fiscal years ended December 31, 2019, 2018 and 2017 are as follows: Mr. Bryant, $5,783,649, $3,474,189 and $2,314,022, respectively; Mr. Lannon, $1,445,912 (2019 award) and $803,595 (2018 award), respectively; Mr. Markevich, $2,458,052, $3,750,709 and $2,622,635, respectively; Mr. Berube $1,864,310 (2019 award); Mr. McDougall, $1,879,658, $3,197,601 and $1,388,413, respectively; and Mr. Cash, $1,735,096, $2,921,080 and $1,542,682, respectively; however, based on performance through December 31, 2019, 92.65% of the PSAs were earned for the 2017-2019 performance cycle. For additional information on these PSUs and PSAs, see “Long-Term Equity Incentive Awards – Performance-Based Stock Awards.”

56	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

(3)	Amounts represent the aggregate grant date fair value of stock options determined in accordance with FASB ASC Topic 718. Refer to Note 9 in the Notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for information regarding the assumptions used to value these awards. These values do not represent amounts paid to or realized by the applicable NEO. Option awards for 2019 include the sign-on equity awards granted to Mr. Berube, as described above under the heading “General Counsel Offer Letter.”
(4)	Amount represents awards earned under our ABP. For additional information, see “Annual Performance-Based Compensation.”
(5)	Other compensation for the year ended December 31, 2019 includes the value of certain perquisites provided to the NEOs, certain other fees paid to the NEOs, as well as our contributions to the NEOs’ 401(k) and deferred compensation plan accounts as set forth in the following table.
Name	Year	Memberships ($)	Transportation Related ($)(i)	Individual Liability Insurance ($)	Individual Disability Insurance ($)	Relocation ($)	Employer Contribution to 401(k) ($)	Employer Contribution to Nonqualified Deferred Compensation Plan ($)	Unused Vacation ($)	Total(ii)
Robert W. Bryant	2019	—	5,731	1,465	1,712	—	16,800	7,953	—	33,661
Sean M. Lannon	2019	—	4,702	1,465	1,290	—	16,800	18,721	—	42,978
Steven R. Markevich	2019	—	—	1,465	2,318	—	16,800	36,766	—	57,349
Brian A. Berube	2019	—	1,886	1,465	1,033	50,000	5,126	—	—	59,510
Joseph F. McDougall	2019	—	1,257	—	—	—	6,585	6,083	9,000	22,925
Michael A. Cash	2019	—	487	—	—	—	8,086	4,151	6,163	18,887
(i)	Amounts for all NEOs are for parking allowances with the exception of Mr. Cash, for whom the amount reflects travel-related expenses paid by the Company for his spouse’s attendance at a business function.
(ii)	From time to time the Company allows its employees, including the NEOs, the personal use of tickets for sporting and cultural events previously acquired by the Company for business entertainment purposes. There is no incremental cost to the Company for the use of such tickets and therefore such items are not reflected in the amounts above.
(6)	Executive was not a NEO for such year.
(7)	Executive was not an employee for such year.

2020 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

Name	Type of Award	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			Awards: Number of Shares of Stock or Units (#)(2)(3)	Awards: Number of Securities Underlying Option (#)(4)	Exercise or Base Price of Option Awards ($/Sh.)	Grant Date Fair Value ($/Sh.)(5)	Value of Stock and Option Awards ($)
			Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Robert W. Bryant	ABP	—	539,000	1,078,000	2,156,000
	PSU	2/25/19				40,128	80,256	160,512				29.28	2,349,896
	RSU	2/25/19							40,128			27.01	1,083,857
	SO	2/25/19								154,320	27.01	7.03	1,085,055
Sean M. Lannon	ABP	—	206,000	412,000	824,000
	PSU	2/25/19				10,032	20,064	40,128				29.28	587,474
	RSU	2/25/19							10,032			27.01	270,964
	SO	2/25/19								38,580	27.01	7.03	271,264
Steven R. Markevich	ABP	—	248,050	496,100	992,200
	PSU	2/25/19				17,055	34,109	68,218				29.28	998,712
	RSU	2/25/19							17,054			27.01	460,629
	SO	2/25/19								65,586	27.01	7.03	461,148
Brian A. Berube	ABP	—	171,500	343,000	686,000
	PSU	6/14/19				9,402	18,804	37,608				27.61	519,178
	RSU	6/14/19							9,402			26.08	245,204
	SO	6/14/19								37,387	26.08	6.46	241,584
	RSU	6/14/19							22,268			26.08	580,749
	SO	6/14/19								29,205	26.08	6.52	190,525
Joseph F. McDougall	ABP	—	182,000	364,000	728,000
	PSU	2/25/19				13,042	26,083	52,166				29.28	763,710
	RSU	2/25/19							13,041			27.01	352,237
	SO	2/25/19								50,154	27.01	7.03	352,643
Michael A. Cash	ABP	—	163,800	327,600	655,200
	PSU	2/25/19				12,039	24,077	48,154				29.28	704,975
	RSU	2/25/19							12,038			27.01	325,146
	SO	2/25/19								46,296	27.01	7.03	325,516
(1)	The amounts shown for the ABP represent estimated possible payouts depending on the Company’s financial performance and the participants’ individual performance. Threshold payout reflects threshold Company performance and a 50% individual performance payout. Target payout reflects target Company performance and a 100% individual performance payout. Maximum payout reflects maximum Company performance and a 200% individual performance payout. The amount that can be earned ranges from 0 to 200% of the target payout amount. The actual amounts earned for 2019 are reported in the Summary Compensation Table.
(2)	Annual PSUs were awarded in February 2019 (or June 2019 for Mr. Berube), with the number of shares equal to the target award value, divided by the 20-day average stock price as of the last day of the month prior to the grant date. The 2019 PSUs cover four performance periods, three annual performance periods (2019, 2020 and 2021) and a three-year cumulative performance period (2019-2021). TSR serves as a modifier for the number of PSUs earned during the performance periods. See the “Long-Term Equity Incentive Awards – Performance-Based Stock Awards” section of this Proxy Statement for more detail.
(3)	Annual RSUs were awarded in February 2019 (or June 2019 for Mr. Berube), with the number of shares equal to the target award value, divided by the 20-day average stock price as of the last day of the month prior to the grant date. The 2019 RSUs vest in equal installments over three years. Mr. Berube's sign-on RSUs are scheduled to vest 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(4)	Non-qualified stock options for all NEOs were granted in February 2019 (or June 2019 for Mr. Berube), have a ten-year term and vest in equal installments over three years (other than Mr. Berube's sign-on options which are scheduled to vest 25% on each of the first and second anniversaries of the grant and 50% on the third anniversary of the grant date).
(5)	The grant date fair values for stock options, RSUs and PSUs were determined in accordance with ASC 718. The grant date fair value for RSUs equaled the closing stock price on the date of the grant. The grant date fair value for PSUs was determined using a valuation methodology (Monte Carlo simulation model) to account for the market conditions linked to these awards.

58	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

Outstanding Equity Awards

The following table provides information regarding the equity awards held by the NEOs as of December 31, 2019, other than for Messrs. McDougall and Cash who held no such awards of this date.

Name	Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Robert W. Bryant	2/25/19	—	154,320	27.01	2/25/29
	2/25/19					40,128	1,219,891
	2/25/19							80,256	2,439,782
	7/31/18					23,140	703,456
	2/5/18	15,942	31,885	29.81	2/5/28
	2/5/18					8,386	254,934
	2/5/18							25,159	764,834
	2/6/17	32,550	16,275	29.48	2/6/27
	2/6/17					4,240	128,896
	2/6/17							25,440	773,376
	2/2/16	61,634	—	23.24	2/2/26
	5/12/15	74,698	—	32.50	5/12/25
Sean M. Lannon	2/25/19	—	38,580	27.01	2/25/29
	2/25/19					10,032	304,973
	2/25/19							20,064	609,946
	7/31/18					8,264	251,226
	2/5/18	3,294	6,590	29.81	2/5/28
	2/5/18							5,199	158,050
	2/5/18					1,733	52,683
	6/19/17					7,438	226,115
	2/6/17	6,510	3,255	29.48	2/6/27
	2/6/17					848	25,779
	2/6/17							5,088	154,675
	2/2/16	12,106	—	23.24	2/2/26
	5/12/15	14,939	—	32.50	5/12/25
Steven R. Markevich	2/25/19	—	65,586	27.01	2/25/29
	2/25/19					17,054	518,442
	7/31/18					23,140	703,456
	2/5/18	18,068	36,137	29.81	2/5/28
	2/5/18							28,513	866,795
	2/5/18					9,504	288,922
	2/6/17	36,890	18,445	29.48	2/6/27
	2/6/17							28,833	876,523
	2/6/17					4,806	146,102
	2/2/16	66,037	—	23.24	2/2/26
	9/30/15	23,916	—	25.34	9/30/25
	5/12/15	65,734	—	32.50	5/12/25
Brian A. Berube	6/14/19	—	29,205	26.08	6/14/29
	6/14/19	—	37,387	26.08	6/14/29
	6/14/19					9,402	285,821
	6/14/19					22,268	676,947
	6/14/19							18,804	571,642
(1)	Options vest at the rate of one-third per year on the first, second and third anniversaries of the date of grant (other than Mr. Berube's sign-on options which are scheduled to vest 25% on each of the first and second anniversaries of the grant and 50% on the third anniversary of the grant date).

2020 PROXY STATEMENT	59

EXECUTIVE COMPENSATION

(2)	Annual RSUs and RSAs granted in February 2017, February 2018 and February 2019 (or June 2019 in the case of Mr. Berube) vest at a rate of one-third per year on the first, second and third anniversaries of the grant date. The retention award RSUs granted in July 2018 vest 25% on each of the 6- and 12-month anniversaries of the grant date and 50% on the 2-year anniversary of the grant date, other than for Mr. Lannon whose retention award vests in equal installments over three years, as described in the Company's 2019 proxy statement. Mr. Berube's sign-on options are scheduled to vest 25% on each of the first and second anniversaries of the grant date and 50% on the third anniversary of the grant date.
(3)	These values equal the number of RSUs or RSAs indicated multiplied by the closing price of our common stock ($30.40) on December 31, 2019.
(4)	Based on performance through December 31, 2019, PSAs and PSUs for the 2017-2019, 2018-2020 and 2019-2021 performance cycles each reflect a target performance payout level (100%). On February 6, 2020, the Compensation Committee determined that based on performance through December 31, 2019, 92.65% of the target number of PSAs were earned for the 2017-2019 performance cycle, as described above under the heading "Long Term Equity Incentive Awards - Performance-Based Stock Awards - 2017-2019 Target PSUs and PSAs." PSAs for the 2018-2020 performance cycle and PSUs for the 2019-2021 performance cycle will vest, if at all, following the Compensation Committee’s determination of PSAs and PSUs earned in February 2021 and February 2022, respectively.
(5)	These values equal the number of PSUs and PSAs indicated multiplied by the closing price of our common stock ($30.40) on December 31, 2019.

2019 Options Exercised and Shares Vested

The value of the stock options exercised, shares under RSAs vested and shares acquired on vesting of RSUs by each NEO during 2019 are set forth in the table below:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Robert W. Bryant	—	—	36,595	990,377
Sean M. Lannon	—	—	16,244	462,067
Steven R. Markevich	—	—	38,078	1,029,158
Brian A. Berube	—	—	—	—
Joseph F. McDougall	69,666	254,095	20,708	535,093
Michael A. Cash	39,622	239,317	20,701	534,791
(1)	The value realized on exercise is equal to the difference between the option exercise price and the value of the shares on the exercise date, multiplied by the number of shares being exercised, without taking into account any taxes that may be payable in connection with the transaction.
(2)	The value realized on vesting of RSUs and RSAs is equal to the closing market price on the vesting date multiplied by the total number vested.

Pension Benefits for 2019

Our NEOs do not participate in any pension plans and received no pension benefits during the year ended December 31, 2019.

60	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

The following table provides information on the Company’s defined contribution deferred compensation plans, the Axalta Coating Systems, LLC Nonqualified Deferred Compensation Plan (the “NDCP”) and the previously frozen Axalta Coating Systems, LLC Retirement

Savings Restoration Plan (the “RSRP”) that during 2019 provided for deferrals of compensation on a basis that is not tax-qualified. For additional information, see the discussion above under “Defined Contribution Plans — Deferred Compensation Plans.”

Name	Year	Executive Contributions in Last FY ($)(1)	Company Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions in Last FY ($)(4)	Aggregate Balance at Last FYE ($)(5)
Robert W. Bryant	2019
NDCP		—	—	—	—	—
RSRP		—	7,953	926	—	45,568
Sean M. Lannon	2019
NDCP		14,262	18,498	44,565	11,354	258,458
RSRP		—	223	2	—	225
Steven R. Markevich	2019
NDCP		—	26,926	146,264	—	1,050,005
RSRP		—	9,840	13,747	—	67,017
Brian A. Berube(6)	2019
NDCP		—	—	—	—	—
RSRP		—	—	—	—	—
Joseph F. McDougall	2019
NDCP		5,100	6,083	88,011	—	470,255
RSRP		—	—	6,531	33,467	6,665
Michael A. Cash	2019
NDCP		540	4,151	14,196	—	90,471
RSRP		—	—	—	—	—
(1)	Reflects elective deferrals of base salary and annual bonus. These amounts, if any, are also reflected in the Summary Compensation Table in the Salary and/or Bonus columns, as applicable.
(2)	These amounts are also reflected in the Summary Compensation Table in the All Other Compensation column. Amounts shown in the NDCP row include, and amounts shown in the RSRP row reflect, corrective contributions made in 2019.
(3)	Earnings represent returns on investments in investment alternatives elected by the participant. The investment alternatives are the same investment alternatives available to employees under the 401(k) Plan, except that the 401(k) Plan offers a Federal Money Market fund investment that is not offered under the RSRP and NDCP.
(4)	Under the NDCP, participants may elect to receive all or a portion of the vested balance of the participant's account as soon as practicable (but no longer than 90 days) following the earlier of the January 1st or July 1st next following the participant’s death, disability, or other separation from service, with payment in a lump sum or up to 10 annual installments. A participant may also elect to receive all or a portion of the vested balance of the participant's account while still providing services, in a lump sum in the calendar month designated by the participant, provided, that, if the participant’s death, disability or separation from service precedes the in-service distribution date elected by the participant, the vested balance of the participant’s account will be distributed in connection with the participant’s death, disability, or other separation from service. Under the RSRP, a participant may elect to receive payments upon separation from service, or in any year up to five years thereafter either in a lump sum or in annual installments for up to 15 years.
(5)	All or a portion of these amounts have been reported in the Summary Compensation Table in previous years.
(6)	The RSRP was frozen before Mr. Berube joined Axalta.

Potential Payments upon Termination or Change-in-Control

Executive Restrictive Covenant and Severance Agreements

Each of our NEOs has an Executive Agreement that provides for severance benefits upon termination of employment. See “Severance Arrangements” above for a description of the Executive Agreements and the severance entitlements under these agreements. No severance is payable under the Executive Agreements in connection with a termination of a NEO’s employment by us for Cause, by the NEO without Good Reason or due to the NEO’s death or disability, and the Executive Agreements do not contain any “single-trigger” provisions that would entitle the NEOs to payments, vesting or other entitlements solely due to a Change-in-Control.

2020 PROXY STATEMENT	61

EXECUTIVE COMPENSATION

Equity Award Agreements and Equity Plan

Our NEOs' equity award agreements and our equity plan contain provisions relating to termination of employment and a Change-in-Control as described below.

The award agreements governing our NEOs' RSUs, RSAs and options provide for 100% accelerated vesting if the NEO’s employment is terminated by us without Cause within two years following a Change-in-Control. The award agreements governing our NEOs' 2017 and 2018 PSAs provide that if a Change-in-Control occurs, performance will be deemed achieved at target (if the Change-in-Control occurs within the first six months after the grant date) or at the greater of target or actual performance (if the Change-in-Control occurs after the first six months following the grant date), and, subject to the NEO’s continued employment, the PSAs will vest on the last day of the performance period, provided that vesting will be accelerated if the NEO’s employment is terminated by us without Cause or by the NEO for Good Reason within two years following the Change-in-Control or if the successor entity in the Change-in-Control does not assume or substitute the awards in connection with the Change-in-Control.

The award agreements governing our NEOs’ 2019 PSUs provide that if a Change-in-Control occurs the number of PSUs earned will equal to the sum of any “banked” amounts relating to completed performance periods, plus 100%, 80% or 60% of the target number of PSUs if the Change-in-Control occurs during fiscal year 2019, 2020, or 2021, respectively. Subject to the NEO’s continued employment, these PSUs will vest on the last day of the performance period, provided that vesting will be accelerated if the NEO’s employment is terminated by us without Cause or by the NEO for Good Reason within two years following the Change-in-Control or if the successor entity in the Change-in-Control does not assume or substitute the awards in connection with the Change-in-Control.

The award agreements governing the NEOs' 2018 and 2019 RSUs, RSAs, PSUs, PSAs and options also provide for accelerated vesting if the applicable NEO’s employment is terminated due to the NEO’s death or if we terminate the NEO’s employment due to the NEO’s disability. Also, the award agreements governing retention RSUs granted to our NEOs (other than Mr. Berube) in July 2018 provide for accelerated vesting in connection with termination of employment due to the NEO’s death or by us without Cause or due to the NEO’s disability (for all NEOs) or, other than Mr. Lannon, by the NEO for Good Reason. The retention RSUs granted to Mr. Lannon in June 2017 provides for accelerated vesting in connection with a termination of employment by the Company without Cause within two years following a Change-in-Control.

Our equity plan gives the plan administrator (our Compensation Committee) discretion regarding treatment of outstanding equity awards in connection with a Change-in-Control and other transactions, which may include, among other things, canceling the awards in exchange for cash payments, accelerated vesting of awards, or providing for the successor entity to assume or substitute awards. The equity plan also provides that if a successor entity refuses to assume or substitute awards in connection with a Change-in-Control.

Repayment of Mr. Berube’s Sign-On Equity Awards and Sign-On Cash Bonus

See “General Counsel Offer Letter” above for details regarding the repayment obligations that are applicable under certain scenarios with respect to Mr. Berube’s sign-on equity awards and sign-on cash bonus.

2019 Retention Awards

See “Retention Awards” above and the “Bonus” column of the Summary Compensation Table and related footnotes for details regarding such retention awards and the repayment obligations that arise in certain termination scenarios.

Estimate of Payments and Benefits

Assuming a termination of employment effective as of December 31, 2019 (i) by us without Cause or by the NEO for Good Reason (without a Change-in-Control), (ii) by us without Cause or by the NEO for Good Reason within two years following a Change-in-Control and (iii) due to the NEO’s death or by us due to the NEO’s disability, our NEOs (excluding Messrs. Cash and McDougall, who were no longer serving as executive officers as of such date) would have received the following severance payments and benefits and equity award vesting. Messrs. Cash and McDougall did not receive any severance payments or benefits, other than payouts for unused vacation, or accelerated vesting of equity awards in connection with their terminations. The NEOs would not be entitled to any severance payments or benefits or accelerated vesting of equity awards upon a termination of their employment by

62	AXALTA COATING SYSTEMS

EXECUTIVE COMPENSATION

us for Cause or by the NEO without Good Reason. The estimated value of accelerated vesting of equity awards was determined based on the closing price of our common stock on December 31, 2019. The amounts in the table do not reflect Mr. Berube’s sign-on cash bonus or the retention awards granted to our NEOs, which, as described above under the heading “Retention Awards,” are subject to repayment in certain termination scenarios. We would not reimburse NEOs for any excise or other taxes they owe under Section 4999 of the Internal Revenue Code or otherwise due to their receipt of “excess parachute payments.” The total benefits provided to a NEO in connection with a Change-in-Control would be reduced to the extent necessary to avoid the imposition of the Section 4999 excise tax if the effect of such reduction would be to place the NEO in a better after-tax economic position than if no such reduction been made.

Name	Payment Type	Death/Disability ($)		Termination Without Cause or Resignation for Good Reason ($)		Termination Without Cause or Resignation for Good Reason Following a Change-in-Control ($)
Robert W. Bryant	Salary Severance	0		1,960,000		2,940,000
	Bonus Severance(1)	0		2,156,000		3,234,000
	Equity Award Vesting	5,924,855	(2)	703,456	(3)	6,842,100	(4)
	Other Severance(5)	0		45,174		67,761
	Total	5,924,855		4,864,630		13,083,861
Sean M. Lannon	Salary Severance	0		515,000		1,030,000
	Bonus Severance(1)	0		412,000		824,000
	Equity Award Vesting	1,511,551	(2)	251,226	(3)	1,921,115	(4)
	Other Severance(5)	0		20,435		40,870
	Total	1,511,551		1,198,660		3,815,985
Steven R. Markevich	Salary Severance	0		930,188		1,240,250
	Bonus Severance(1)	0		744,150		992,200
	Equity Award Vesting	3,658,185	(2)	703,456	(3)	4,697,780	(4)
	Other Severance(5)	0		10,453		13,938
	Total	3,658,185		2,388,247		6,944,168
Brian A. Berube	Salary Severance	0		490,000		980,000
	Bonus Severance(1)	0		343,000		686,000
	Equity Award Vesting	1,822,088	(6)	803,113	(7)	1,822,088	(6)
	Other Severance(5)	0		17,514		35,028
	Total	1,822,088		1,653,627		3,523,116
(1)	In addition to the amount shown, each NEO is entitled to receive an amount equal to any bonus earned by the NEO for the year prior to the year of termination, to the extent unpaid as of the termination date.
(2)	Reflects 2018 and 2019 annual grants of RSUs, RSAs, PSUs, PSAs and options and the retention RSUs granted in July 2018.
(3)	Reflects the retention RSUs granted in July 2018. Mr. Lannon’s July 2018 retention RSUs would vest upon a termination of Mr. Lannon’s employment by us without Cause, but not upon a termination by Mr. Lannon for Good Reason.
(4)	Reflects 2017, 2018 and 2019 annual grants of RSUs, RSAs, PSUs, PSAs and options, the retention RSUs granted in July 2018 and, for Mr. Lannon, the retention RSUs granted to him in June 2017.
(5)	Reflects estimated premium payment needed to continue group medical, dental and vision health insurance coverage for a period of 12-24 months after the termination date (or 24-36 months after a Change-in-Control).
(6)	Reflects 2019 annual grants of RSUs, PSUs and options and sign-on grants of RSUs and options.
(7)	Reflects sign-on grants of RSUs and options.

The following definitions apply to the above termination scenarios:

•	Termination without Cause. A termination without “Cause” would occur if the Company terminates a NEO’s employment for any reason other than (i) the Board’s determination that the NEO failed to substantially perform the NEO’s duties (other than any such failure resulting from the NEO’s disability); (ii) the Board’s determination that the NEO failed to carry out or comply with any lawful and reasonable directive of the Board or the NEO’s immediate supervisor; (iii) the NEO’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony, indictable offense or crime involving moral turpitude; (iv) the NEO’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its subsidiaries or while performing the NEO’s duties and responsibilities; or (v) the NEO’s commission of an act of fraud, embezzlement, misappropriation, misconduct or breach of fiduciary duty against the Company or any of its subsidiaries. If the NEO fails to cure the event or condition within 30 days after the Company has delivered notice to the NEO, then “Cause” shall be deemed to have occurred as of the expiration of the 30-day cure period.

2020 PROXY STATEMENT	63

EXECUTIVE COMPENSATION

•	Termination for Good Reason. Each NEO has the right to resign for “Good Reason” in the event that any of the following events or conditions occurs without the NEO’s written consent: (i) a decrease in the NEO’s base salary, other than a reduction in the NEO’s base salary of less than 10% that is implemented in connection with a contemporaneous reduction in annual base salaries affecting other similarly situated employees of the Company; (ii) a material decrease in the NEO’s authority or areas of responsibility as are commensurate with such NEO’s title or position; or (iii) the relocation of the NEO’s primary office to a location more than 35 miles from the NEO’s then-current primary office location. The NEO must provide written notice to the Company of the occurrence of any of the foregoing events or conditions within the later of 90 days of the occurrence of such event or condition or the date upon which the NEO reasonably became aware that such an event or condition had occurred. The Company has 30 days to cure such event or condition after receipt of written notice of such event or condition from the NEO. If the event or condition is not cured within 30 days after the NEO delivers notice to the Company, the NEO may resign for “Good Reason” as long as the resignation occurs before the first anniversary of the date notice was provided by the NEO.

•	Change-in-Control. A “Change-in-Control” generally would occur if (i) any person or entity acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of the total combined voting power of our common shares outstanding immediately after such transaction; (ii) subject to certain exceptions the turnover of a majority of our Board during any twelve-month period; or (iii) the consummation of a transaction or series of transactions in which our common shares outstanding immediately before the transaction or series of transactions cease to represent more than 70% of the combined voting power of the entity surviving the transaction or series of transactions.

Compensation Risk

In 2019, the Compensation Committee engaged Willis Towers Watson to complete a comprehensive review of our executive compensation programs and, based upon this review, we do not believe that the Company compensates or incentivizes executives in a manner that creates risks that are reasonably likely to have a material adverse effect on the Company. These programs and policies are described in more detail in the “Compensation Discussion and Analysis – Objectives, Philosophy and Practices” section of this Proxy Statement.

64	AXALTA COATING SYSTEMS

CEO PAY RATIO

To identify our median employee in 2017, we collected data as of October 15, 2017 for all employees globally and used “base salary” as our consistently applied compensation measure. After applying the 5% de minimis exemption, we established the median base salary of the remaining population, annualizing base salary for employees hired during 2017 and approximating annual base salary for hourly workers using hourly rates and reasonable estimates of hours worked. Using a valid statistical sampling methodology, we produced a sample of employees with a base salary within a 5% range of that median and selected an employee from within that group as our median employee.

For 2019, using the same determination date as in the prior years, we concluded that we can continue to use the same median employee identified in 2017 as we reasonably believe that there has been no change in the employee population or employee compensation arrangements, or a change in the employee’s circumstances, that would significantly affect the pay ratio disclosure.

We determined the median employee’s annual total compensation for 2019 was $64,702. As disclosed in the

Summary Compensation Table on page 56, our Chief Executive Officer’s annual total compensation for 2019 was $9,975,228. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to that of our median employee was 154:1.

As of October 15, 2019, we had a global employee population of approximately 12,310 individuals. From that population, we excluded 606 employees in 10 countries under the 5% de minimis exemption as permitted under SEC rules, resulting in a remainder of 11,704 employees. Excluded employee counts are as follows: Dominican Republic (16), Ecuador (14), Guatemala (212), Indonesia (100), Japan (50), Panama (14), Philippines (2), Russia (91), Turkey (100) and Vietnam (7).

We note our CEO pay ratio for 2019 is substantially higher than our 2018 ratio. Mr. Bryant was appointed as our Chief Executive Officer in October 2018, and therefore his annual total compensation for 2018 used in calculating the 2018 pay ratio does not reflect full-year compensation commensurate with the CEO position.

2020 PROXY STATEMENT	65

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019, with respect to the shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	4,662,588	(1)	$25.92	(2)	13,771,110	(1)(3)
Equity compensation plans not approved by security holders	—		—		—
(1)	Assumes shares issued upon vesting of PSUs and PSAs vest at 100% of target award amount. Actual number of shares issued on vesting could be between zero and 200% of the target award amount.
(2)	Weighted average exercise price of outstanding options; excludes RSUs, RSAs, PSUs and PSAs.
(3)	Represents securities remaining available for future issuance under the Amended and Restated 2014 Incentive Award Plan and includes 808,489 shares that represent the incremental increase above target for a maximum payout related to our outstanding PSUs and PSAs.

66	AXALTA COATING SYSTEMS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We had 235,251,997 common shares outstanding as of March 6, 2020. The following table sets forth information with respect to the beneficial ownership of our common stock by:

•	each person known to us to own beneficially more than 5% of our capital stock;
•	each of our directors;
•	each of our executive officers; and
•	all of our directors and named executive officers as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of capital stock and the business address of each such beneficial owner, other than Berkshire, Vanguard and BlackRock, is c/o Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103.

	Number of Common Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent of Class
Principal Members
Berkshire Hathaway Inc.(1)	24,264,000	10.3%
The Vanguard Group(2)	19,847,493	8.4%
BlackRock, Inc.(3)	11,845,217	5.0%
Named Executive Officers and Directors (as of March 6, 2020)
Robert W. Bryant(4)	433,517		*
Sean M. Lannon(5)	81,466		*
Stephen R. Markevich(6)	416,223		*
Brian A. Berube	—		*
Joseph F. McDougall	—		*
Michael A. Cash	—		*
William M. Cook	—		*
Mark Garrett	27,748		*
Deborah J. Kissire	20,699		*
Elizabeth C. Lempres	20,699		*
Robert M. McLaughlin(7)	111,775		*
Samuel L. Smolik	26,899		*
Executive officers and directors as a group (12 persons)	1,139,026	0.5%
*	Denotes less than 1.0% of beneficial ownership.
(1)	Reflects ownership as reported on the most recent Schedule 13G filed with the SEC on August 10, 2018 by Berkshire Hathaway Inc. and entities controlled directly or indirectly by Warren E. Buffett (“Berkshire”), located at 3555 Farnam Street, Omaha, Nebraska 68131. Berkshire reports shared power to vote or direct the vote of 24,264,000 shares and shared power to dispose of or to direct the disposition of 24,264,000 shares. Berkshire has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
(2)	Reflects ownership as of December 31, 2019 as reported on the most recent Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group (“Vanguard”), located at 100 Vanguard Blvd, Malvern, PA 19355. Vanguard reports sole power to vote or direct the vote of 151,796 shares, shared power to vote or direct the vote of 58,300 shares, sole power to dispose or to direct the disposition of 19,656,992 shares,

2020 PROXY STATEMENT	67

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

and shared power to dispose of or to direct the disposition of 190,501 shares. Vanguard has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3)	Reflects ownership as of December 31, 2019 as reported on the most recent Schedule 13G filed with the SEC on February 7, 2020 by BlackRock, Inc. (“BlackRock”), located at 55 East 52nd Street, New York, NY 10055. BlackRock reports sole power to vote or direct the vote of 10,508,503 shares and shared power to dispose of or to direct the disposition of 11,845,217 shares. BlackRock has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Company and were not acquired in connection with or as a participant in any transaction having such purpose or effect.
(4)	Includes 110,525 common shares, 4,193 unvested restricted shares, 50,318 unvested performance shares (assuming maximum performance) and 268,481 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(5)	Includes 25,207 common shares and 56,259 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(6)	Includes 85,425 vested common shares, 4,752 unvested restricted shares, 57,026 unvested performance shares (assuming maximum performance) and 269,020 common shares underlying vested options and options that will vest within 60 days of the Record Date.
(7)	Includes 56,727 common shares and 55,048 common shares underlying vested options and options that will vest within 60 days of the Record Date.

68	AXALTA COATING SYSTEMS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these Proxy Materials?

You are receiving this Proxy Statement because you owned Axalta common shares at the close of business on March 6, 2020 (the “Record Date”), and that entitles you to vote at the Annual Meeting. By use of a proxy, you can vote regardless of whether you attend the Annual Meeting.

We are furnishing proxy materials to our shareholders, referred to as “members” under Bermuda law, primarily via the Internet, instead of mailing printed copies of those materials. On or about March 20, 2020, we mailed a

Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions about how to access our proxy materials and vote via the Internet. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via e-mail unless you elect otherwise.

Who is entitled to vote at the Annual Meeting?

Holders of our outstanding common shares at the close of business on the Record Date are entitled to vote their shares at the Annual Meeting. As of the Record Date, 235,251,997 common shares were issued and outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting.

The presence at the Annual Meeting in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at the Annual Meeting, or 117,625,999 shares, will constitute a quorum for the transaction of business at the Annual Meeting.

What will I be voting on at the Annual Meeting and how does the Board recommend that I vote?

There are three proposals that shareholders will vote on at the Annual Meeting:

Proposal	Board Recommendation
No. 1 – Election of one Class III director to serve until the 2021 Annual General Meeting of Members.	FOR
No. 2 – Appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and auditor until the conclusion of the 2021 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.
FOR
No. 3 – Non-binding advisory vote to approve the compensation paid to our named executive officers.	FOR

Robert W. Bryant, Sean M. Lannon and Brian A. Berube, three of our executive officers, have been selected by our Board to serve as proxy holders for the Annual Meeting. All of our common shares represented by properly delivered proxies received in time for the Annual Meeting will be voted at the Annual Meeting by the proxy holders in the manner specified in the proxy by the shareholder. If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares in accordance with the recommendations of the Board.

What vote is required to approve each proposal?

The common shares of a member whose ballot on any or all proposals is marked as “abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present.

If you are a beneficial owner of shares and do not provide the record holder of your shares with specific voting instructions, your record holder may vote your shares on the appointment of PwC as our independent registered

2020 PROXY STATEMENT	69

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

public accounting firm and auditor until the conclusion of the 2021 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof (Proposal No. 2). However, your record holder cannot vote your shares without specific instructions on the election of the director nominee (Proposal No. 1) or the non-binding advisory vote on the compensation paid to our named executive officers (Proposal No. 3). If your record holder does not receive instructions from you on how to vote your shares on Proposal Nos. 1 or 3, your record holder will inform the inspector of election that it does not have the authority to vote on the applicable proposal with respect to your common shares. This is generally referred to as a “broker non-vote.” Broker non-votes will be counted as present for purposes of determining whether enough votes are present to hold the Annual Meeting, but they will not be counted in determining the outcome of the vote on the applicable proposal. The following table summarizes the votes required for passage of each proposal and the effect of abstentions and broker non-votes.

Proposal	Vote Required	Impact of Abstentions and Broker Non-Votes, if any
No. 1 – Election of one Class III director to serve until the 2021 Annual General Meeting of Members.	The director nominee will be elected by a plurality of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 2 – Appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm and auditor until the conclusion of the 2021 Annual General Meeting of Members and delegation of authority to the Board, acting through the Audit Committee, to set the terms and remuneration thereof.
	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.
No. 3 – Non-binding advisory vote to approve the compensation paid to our named executive officers.	Approval by a majority of the votes cast.	Abstentions and broker non-votes will not affect the outcome of the vote.

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, our Board is not aware of any matters, other than those described in this Proxy Statement, which are to be voted on at the Annual Meeting. If any other matters are properly raised at the

Annual Meeting, however, the persons named as proxy holders intend to vote the shares represented by your proxy in accordance with their judgment on such matters.

What is the difference between holding common shares as a member of record and as a beneficial owner?

If your common shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “member of record.” The Notice has been or will be sent directly to you.

If your common shares are held in a stock brokerage account, by a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” The Notice has been or will be sent to you by your broker, bank or other holder of record who is considered, with respect to those shares, to be the member of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote the shares in your account.

How do I vote?

Member of Record. If you are a member of record, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions on the Notice or the instructions on the proxy card if you request printed copies of the proxy materials by mail.
•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free telephone number shown on the proxy card and following the recorded instructions.

70	AXALTA COATING SYSTEMS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the proxy card and sending it back to the Company in the envelope provided.
•	In Person at the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person. We encourage you, however, to vote through the Internet, by telephone or by mailing us your proxy card even if you plan to attend the Annual Meeting so that your shares will be voted in the event you later decide not to attend the Annual Meeting.

Beneficial Owners. If you are a beneficial owner of shares, you may vote by using any of the following methods:

•	Through the Internet. You may vote by proxy through the Internet by following the instructions provided in the Notice and the voting instruction form provided by your broker, bank or other holder of record.
•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form and following the recorded instructions.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by completing, signing and dating the voting instruction form and sending it back to the record holder in the envelope provided.
•	In Person at the Annual Meeting. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting. Please contact that organization for instructions regarding obtaining a legal proxy.

May I change my vote after I have submitted a proxy?

If you are a member of record, you have the power to revoke your proxy at any time prior to the Annual Meeting by:

•	delivering to our Corporate Secretary an instrument revoking the proxy;
•	delivering a new proxy in writing, through the Internet or by telephone, dated after the date of the proxy being revoked; or
•	attending the Annual Meeting and voting in person (attendance without casting a ballot will not, by itself, constitute revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other holder of record. You may also revoke your previous voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other holder of record and present it at the Annual Meeting.

What do I need to do to attend the meeting in person?

In order to be admitted to the Annual Meeting, you must present proof of ownership of Axalta common shares as of the close of business on the Record Date in any of the following ways:

•	a brokerage statement or letter from a bank or broker that is a record holder indicating your ownership of Axalta common shares as of the close of business on March 6, 2020;
•	your Notice of Internet Availability of Proxy Materials;
•	a printout of your proxy distribution email (if you received your materials electronically);
•	your proxy card;
•	your voting instruction form; or
•	a legal proxy provided by your broker, bank or nominee.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

If you received more than one Notice, proxy card or voting instruction form, it means you hold your common shares in more than one name or are registered as the holder of common shares in different accounts. Please follow the voting instructions included in each Notice, proxy card and voting instruction form to ensure that all of your shares are voted.

2020 PROXY STATEMENT	71

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

I share an address with another member, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

To reduce costs and reduce the environmental impact of our Annual Meeting, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, members of record who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only a single copy of this Proxy Statement and 2019 Annual Report, unless we have received contrary instructions from such member. Members who participate in householding will continue to receive separate proxy cards and Notices.

We will promptly deliver, upon written or oral request, individual copies of this Proxy Statement or the 2019 Annual Report to any member that received a householded mailing. If you would like an additional copy of this Proxy Statement or 2019 Annual Report, or you would like to request separate copies of future proxy materials, please contact our Corporate Secretary, by mail at Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103 or by telephone at (855) 547-1461. If you are a beneficial owner, you may contact the broker or bank where you hold the account.

If you are eligible for householding, but you and other members of record with whom you share an address currently receive multiple copies of our Proxy Statement and 2019 Annual Report, or if you hold common shares in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Financial Solutions, Inc. by mail at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by telephone at (800) 542-1061.

Who will serve as the proxy tabulator and inspector of election?

A representative from Broadridge will serve as the independent inspector of election and will tabulate votes cast by proxy or in person at the Annual Meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting.

Who is paying for the cost of this proxy solicitation?

Our Board is soliciting the proxy accompanying this Proxy Statement. The Company will pay all proxy solicitation costs. Proxies may be solicited by our officers, directors and employees, none of whom will receive any additional compensation for their services. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email or the Internet. We will pay brokers, banks and certain other holders of record holding common shares in their names or in the names of nominees, but not owning such shares beneficially, for the expense of forwarding solicitation materials to the beneficial owners. In addition, we have hired a proxy solicitation firm, Innisfree M&A Incorporated, to assist us in soliciting proxies. We will pay Innisfree M&A Incorporated a fee of  $17,500 plus their expenses.

Is there a list of members entitled to vote at the Annual Meeting?

A list of members entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 4:00 p.m., Atlantic Time, at our registered offices at

Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. If you would like to view the member list, please contact our Corporate Secretary to schedule an appointment.

72	AXALTA COATING SYSTEMS

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2021 ANNUAL GENERAL MEETING OF MEMBERS

Shareholders who intend to present proposals at the 2021 Annual General Meeting of Members, or the “2021 Annual Meeting,” and who wish to have such proposals included in the proxy statement for such meeting pursuant to SEC Rule 14a-8, must submit such proposals in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Axalta Coating Systems Ltd., Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, PA 19103, and such proposals must be received no later than November 20, 2020. Such proposals must meet the requirements set forth in the rules and regulations of the SEC, in order to be eligible for inclusion in the Company’s proxy statement for its 2021 Annual Meeting.

Shareholders who wish to nominate directors or introduce an item of business at the 2021 Annual Meeting, without including such matters in the Company’s 2021 proxy statement, must comply with the informational requirements and the other requirements set forth in the Bye-laws. Nominations or an item of business to be introduced at the 2021 Annual Meeting must be submitted in writing and received by the Company no earlier than December 30, 2020 and no later than January 29, 2021 (i.e., no more than 120 days and no less than 90 days prior to April 29, 2021, the first anniversary of the Annual Meeting). A copy of the Bye-laws, which sets forth the informational requirements and other requirements, can be obtained from the Corporate Secretary of the Company.

AVAILABLE INFORMATION

Our website (www.axalta.com) contains copies of our Code of Business Conduct and Ethics that applies to all of our directors, executive officers and other employees, our Corporate Governance Guidelines and the charters of our Audit, Compensation, Nominating & Corporate Governance and EHS&S Committees, each of which can be downloaded free of charge.

Printed copies of our Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters of our Audit, Compensation, Nominating & Corporate Governance and EHS&S Committees and any of our reports on Form 10-K,

Form 10-Q and Form 8-K and all amendments to those reports, can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any shareholder who requests them from our Investor Relations Department:

Investor Relations
Axalta Coating Systems Ltd.
Two Commerce Square
2001 Market Street, Suite 3600
Philadelphia, PA 19103 U.S.A.

INCORPORATION BY REFERENCE

The information on our website is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated into any other filings we make with the SEC.

BY ORDER OF THE BOARD OF DIRECTORS

Brian A. Berube
Senior Vice President, General Counsel &
Corporate Secretary

March 20, 2020
Philadelphia, PA

2020 PROXY STATEMENT	73

Appendix A - Non-GAAP Measures

Adjusted EBIT and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (GAAP) and should not be considered substitutes for measures of performance reported under GAAP.

The following table reconciles income from operations to adjusted EBIT for the period presented:

($ in millions)		FY 2019
	Income from operations	$488
	Other (income) expense, net	(4)
	EBIT	492
A	Termination benefits and other employee related costs	35
B	Strategic review and retention costs	13
C	Offering and transactional costs	1
D	Divestiture and impairment charges	21
E	Pension special events	(1)
F	Accelerated depreciation	24
G	Step-up depreciation and amortization	120
	Adjusted EBIT*	$706
*	Does not foot due to rounding
A	Represents expenses and associated changes to estimates related to employee termination benefits and other employee-related costs. Employee termination benefits are associated with Axalta Way initiatives. These amounts are not considered indicative of our ongoing operating performance.
B	Represents costs for legal, tax and other advisory fees pertaining to our previously announced comprehensive review of strategic alternatives, as well as retention awards for certain employees. These amounts are not considered indicative of our ongoing performance.
C	Represents acquisition and divestiture-related expenses, all of which are not considered indicative of our ongoing operating performance.
D	Represents the loss recognized on the sale of our interest in a joint venture business and the charges resulting from the abandonment of certain in progress capital projects which are not considered indicative of our ongoing operating performance.
E	Represents certain defined benefit pension costs associated with special events, including pension curtailments, settlements and special termination benefits, which we do not consider indicative of our ongoing operating performance.
F	Represents incremental depreciation expense resulting from truncated useful lives of the assets impacted by our manufacturing footprint assessments, which we do not consider indicative of our ongoing operating performance.
G	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

The following table reconciles cash provided by operating activities to free cash flow for the period presented:

($ in millions)	FY 2019
Cash provided by operating activities	$573
Purchase of property, plant and equipment	(113)
Interest proceeds on swaps designated as net investment hedges	15
Free cash flow	$475

2020 PROXY STATEMENT	A-1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D01087-P32858

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AXALTA COATING SYSTEMS LTD.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of one Class III director to serve until the 2021 Annual General of Meeting of Members	☐	☐	☐

Nominee:

01) Mark Garrett

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D01088-P32858

AXALTA COATING SYSTEMS LTD.
Annual General Meeting of Members
April 29, 2020 2:15 PM Eastern Daylight Time
This proxy is solicited by the Board of Directors

The member hereby appoints Robert W. Bryant, Sean M. Lannon and Brian A. Berube, or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of AXALTA COATING SYSTEMS LTD. that the member is entitled to vote at the Annual General Meeting of Members to be held at 2:15 PM, Eastern Daylight Time on April 29, 2020, at Convene, 2001 Market Street, 2nd Floor, Philadelphia, PA 19103, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side